UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material under § 240.14a-12
RXO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement; if other than the Registrant)
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RXO

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

RXO, INC.
11215 North Community House Road
Charlotte, North Carolina 28277
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 12, 2026
To the Stockholders of RXO, Inc.
Notice is hereby given that the 2026 Annual Meeting of Stockholders of RXO, Inc. will be held on Tuesday, May 12, 2026 at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively as a live webcast. You can access the meeting at www.virtualshareholdermeeting.com/RXO2026 with your control number.
The Annual Meeting will be held for the purposes summarized below, and more fully described in the Proxy Statement accompanying this notice.
▪	To elect eight members of our Board of Directors for a one-year term to expire at the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
▪	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026;
▪	To approve an amendment to the RXO, Inc. 2022 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder;
▪	To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”), as disclosed in the Proxy Statement; and
▪	To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record of our common stock, par value $0.01 per share, as of the close of business on March 16, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of registered stockholders will be available after entering the control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.
By order of the Board of Directors,

Drew Wilkerson
Chairman of the Board and Chief Executive Officer
Charlotte, North Carolina
March 30, 2026
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 12, 2026:
The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at investors.rxo.com.

©2026 RXO, Inc.

©2026 RXO, Inc.

Proxy Statement Summary
This Proxy Statement sets forth information relating to the solicitation of proxies by the Board of Directors of RXO, Inc. in connection with our 2026 Annual Meeting of Stockholders. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2026 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement and form of proxy are first being mailed on or about March 30, 2026, to our stockholders of record as of the close of business on March 16, 2026 (the “Record Date”).

Date and Time	Place	Record Date
Tuesday, May 12, 2026 at 10:00 a.m. Eastern Time	Virtual Meeting Site: www.virtualshareholdermeeting.com/RXO2026	You can vote if you were a stockholder of record as of the close of business on March 16, 2026

Admission: You are invited to attend the annual meeting of stockholders of RXO, Inc. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting at www.virtualshareholdermeeting.com/RXO2026. You will need to provide the control number on your proxy card to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, to vote electronically and to submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares. At the time of the meeting, go to www.virtualshareholdermeeting.com/RXO2026 and enter your control number.
VOTING MATTERS AND BOARD RECOMMENDATIONS
The Board is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.

	Board Vote Recommendation	Page Reference (for more detail)

PROPOSAL 1: Election of Directors
To elect eight members of our Board of Directors for a term to expire at the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	FOR each Director Nominee	10-23, 46
PROPOSAL 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026.	FOR	47
PROPOSAL 3: Approval of an Amendment to the Company’s Incentive Compensation Plan To approve an amendment to the RXO, Inc. 2022 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder.	FOR	48
PROPOSAL 4: Advisory Vote to Approve Executive Compensation To conduct an advisory vote to approve the executive compensation of the company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement.	FOR	56

1	©2026 RXO, Inc.

GOVERNANCE HIGHLIGHTS

Board and Committee Independence
Seven of our eight current directors are independent. The Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee each consist entirely of independent directors.

Independent Board Oversight and Leadership Roles
Our Board has a lead independent director whose role is to complement the roles of our independent committees and independent committee chairs providing effective Board oversight. Our Board also has an independent vice chairman responsible for providing support on key governance matters and stockholder engagement to our chairman, lead independent director and the Board. These independent structures work in conjunction with our chairman. The Board believes its leadership structure and the company’s leadership structure function cohesively and serve the best interests of our stockholders based on the company’s strategy and ownership structure.

Board Refreshment
Our Board is committed to ensuring that its composition includes a range of expertise aligned with the company’s business, as well as fresh perspectives on strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. The Board has a process to seek out highly qualified director candidates who would bring relevant experience to the Board.

Committee Rotations	As part of its annual review of committee assignments, the Board will consider periodically reconstituting its committees and their chairs to ensure effective functioning and new perspectives.
Director Elections	At the 2026 Annual Meeting, stockholders will elect all eight directors to serve one-year terms or until their successors are duly elected and qualified.
Majority Voting for Director Elections	Our bylaws provide for a majority voting standard in uncontested elections, and further require that a director who fails to receive a majority vote must tender his or her resignation to the Board.
Board Evaluations	Our Board reviews committee and director performance through an annual process of self-evaluation.
Risk Oversight and Financial Reporting
Our Board seeks to provide robust oversight of current and potential risks facing our company by engaging in regular deliberations and participating in management meetings. Our Audit Committee contributes to strong financial reporting oversight through regular meetings with management and dialogue with our auditors.

Active Participation	Our Board had 100% attendance at every board meeting. Our committees also had 100% attendance by each committee member at every committee meeting.
Direct Oversight of Sustainability
The Nominating, Governance and Sustainability Committee supports the Board in its oversight of the company’s purpose-driven sustainability strategies and external disclosures. This includes engaging with management on material environmental, social and corporate governance matters and stakeholder perspectives.

2	©2026 RXO, Inc.

2026 BOARD OF DIRECTORS NOMINEES
Our Board aims to create a diverse and highly skilled team of directors who provide RXO with thoughtful board oversight. When selecting new directors, our Board considers, among other things, the nominee’s breadth of experience, financial expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, skills in areas relevant to our growth drivers and willingness to devote adequate time to Board duties — all in the context of the needs of the Board at that point in time, and with the objective of ensuring a diversity of backgrounds, expertise and viewpoints. Our Board also endeavors to include highly qualified women and individuals from historically underrepresented groups in the candidate pool.
The following table provides summary information about each director nominee. Our Board had previously been classified into three classes with staggered one- or three-year terms. Beginning with the 2026 Annual Meeting, all directors stand for election annually for one-year terms.

Name	Director Since	Age	Occupation	Independent	AC	CC	NGSC
Drew Wilkerson	2022	42	Chief Executive Officer, RXO, Inc.	N
Christine Breves	2022	70	Retired Executive	Y	✔		✔
Troy Cooper	2024	56	Retired Executive	Y	✔	✔
Adrian Kingshott	2022	66	Managing Director, Spotlight Advisors, LLC	Y		C	✔
Mary Kissel	2022	49	Executive Vice President and Senior Policy Advisor, Stephens Inc.	Y		✔
Michelle Nettles	2022	54	Chief People & Legal Officer, ManpowerGroup Inc.	Y	✔		C
Stephen Renna	2022	67	Principal, Federal Agency Finance Advisors, LLC	Y		✔	✔
Thomas Szlosek	2022	62	Chief Financial Officer, AutoNation, Inc.	Y	C

AC = Audit Committee CC = Compensation Committee	NGSC = Nominating, Governance and Sustainability Committee	C = Committee Chair ✔= Committee Member

2025 PERFORMANCE HIGHLIGHTS
2025 Company Performance Highlights
2025 was another transformative year for RXO. With the acquisition of Coyote Logistics, we created scale for significant growth and operating leverage while successfully navigating the prolonged soft freight market. By year-end, the integration of our people, operations, and proprietary technology was substantially complete.
RXO now has larger scale, an enhanced market position, more diversified market segments, a larger customer base, and broader carrier network. We are the third-largest provider of brokered freight transportation in North America.
In the face of a challenging macro environment, our leadership demonstrated rigorous financial discipline, fundamentally improving our cost structure to improve our operating leverage. We have taken actions to achieve more than $155 million of annualized expense savings, including:
▪	>$65 million in post-spin cost savings;
▪	>$60 million in operating expense synergies related to the Coyote acquisition; and a
▪	>$30 million cost-savings initiative announced at the end of 2025.
In addition to significantly reducing our costs, we are structurally optimizing our enterprise, operating with efficiency, and automating key processes.
While freight market conditions remained soft in 2025, RXO remains well positioned. We are strategically investing in AI to structurally improve our business across four key pillars: volume, margin, productivity, and service.

3	©2026 RXO, Inc.

By leaning into our unified tech platform and our differentiated, high-touch approach to sales and customer service, we exited the year with commercial momentum.
▪	In the fourth quarter of 2025, RXO’s late stage brokerage sales pipeline increased by more than 50% year-over-year.
▪	In Managed Transportation, we were awarded more than $350 million in new freight under management in 2025, and built a $1.4 billion sales pipeline as of December 31, 2025.
▪
In our Last Mile business, we increased stops by 13% year-over-year. The most well-known retailers of big and bulky goods continue to choose RXO because of our scale, network, technology, financial stability, and customer service.

In summary, our leadership’s decisive actions in 2025 transformed our scale, optimized our cost structure, and accelerated our commercial momentum, further strengthening our foundation to deliver outsized stockholder value as the freight cycle turns.

*See Annex A for reconciliations of non-GAAP measures

4	©2026 RXO, Inc.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
Our pursuit of continuous improvement is embedded in our daily operations and is at the heart of what we do for our customers and our company. Rooted in innovation, our technology, including our RXO Connect® platform and RXO Drive® application, efficiently matches the freight needs of shippers with available truckload capacity, reducing empty miles and enabling our customers to reduce their emissions and environmental impact.
We are committed to acting and operating with high standards of ethics and compliance. We promote integrity and transparency and prioritize creating a safe space for our employees to speak up, report concerns, and conduct themselves with strong moral principles.
We believe that operating responsibly grows our business, attracts and retains top talent, deepens our customer relationships, and creates a more sustainable and inclusive future for the communities in which we operate. We have a dedicated sustainability committee that meets regularly to discuss how we can achieve results while making a positive impact on our environment.
We release our Corporate Responsibility Report biennially following Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) disclosures, with the next iteration upcoming in 2026. We report to key corporate Environmental, Social, and Governance (“ESG”) disclosure agencies including EcoVadis, Carbon Disclosure Project (CDP), and the S&P’s Corporate Sustainability Assessment (CSA), and continue to comply on an annual basis.
We are SmartWay certified by the U.S. Environmental Protection Agency, and we encourage our contract carriers to join this important program.
We continue to utilize our empty miles reduction technologies and grow our electric vehicle (EV) operations, including our Last Mile EV fleet, EV yard trucks in dedicated and past pilot programs with customers. In Brokerage, we began partnering with carriers which utilize EV’s for customer loads. We also offer customers ESG-related add-ons, including load consolidation, drop trailer services, and customized dashboards that show customers their freight transportation carbon footprint, and biodiesel use.

5	©2026 RXO, Inc.

Questions and Answers About Our Annual Meeting
The following answers address some questions you may have about our Annual Meeting. These questions and answers may not include all the information that may be important to you as a stockholder of our company. Please refer to the more detailed information contained elsewhere in this Proxy Statement.
What items of business will be voted on at the Annual Meeting?
We expect that the business presented for a vote at the Annual Meeting will be as follows:
▪	To elect eight members of our Board of Directors for a term to expire at the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);
▪	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026 (Proposal 2);
▪	To approve an amendment to the RXO, Inc. 2022 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder (Proposal 3);
▪	To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement (Proposal 4); and
▪	To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Senior management of RXO and representatives of our outside auditor, Deloitte & Touche LLP, will be available to respond to appropriate questions.
Who can attend and vote at the Annual Meeting?
You are entitled to receive notice of, virtually attend and vote at the Annual Meeting, or any adjournment or postponement thereof, if, as of the close of business on the Record Date, you were a holder of record of our common stock.
We designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. You can access the Annual Meeting at www.virtualshareholdermeeting.com/RXO2026. You will be required to provide the control number on your proxy card to access the Annual Meeting.
If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, to vote electronically and to submit questions during the live webcast of the meeting. To register, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. At the time of the meeting, go to www.virtualshareholdermeeting.com/RXO2026 and enter your control number.
You may vote your shares using any one of the options below.
VOTE ONLINE BEFORE THE MEETING - Go to www.proxyvote.com or scan the QR Barcode on the proxy card or notice. Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE ONLINE DURING THE MEETING - Go to www.virtualshareholdermeeting.com/RXO2026. You may attend the meeting online and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2026. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Can I ask questions during the Annual Meeting?
The virtual Annual Meeting format allows stockholders to communicate with RXO during the Annual Meeting so they can ask questions of RXO’s management and Board of Directors, as appropriate. Stockholders (or their proxy holders) may submit questions for the Annual Meeting’s question and answer session in advance by logging on to the meeting website at www.virtualshareholdermeeting.com/RXO2026. You will need the control number on your proxy card in order to submit a question.

6	©2026 RXO, Inc.

After you have logged in, you will be able to submit your question on the left side of the screen below “ASK A QUESTION”. Questions can be submitted in advance of the Annual Meeting beginning at 9:45 a.m. Eastern Time on May 12, 2026. Questions may also be submitted during the Annual Meeting through the meeting website. We will answer as many questions during the meeting as time will allow and will group questions together where appropriate. We reserve the right to exclude questions regarding topics that are not pertinent to the Annual Meeting matters or company business or are inappropriate.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. If you encounter any technical difficulties logging onto www.virtualshareholdermeeting.com/RXO2026 or during the meeting, there will be a toll-free number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.
How many shares of RXO common stock must be present to conduct business at the Annual Meeting?
As of the Record Date, there were 164,711,222 shares of common stock issued and outstanding, with each share entitled to one vote on each matter to come before the Annual Meeting. Therefore, 164,711,222 votes are eligible to be cast at the Annual Meeting.
A quorum is necessary to hold a valid meeting of stockholders. Pursuant to the company’s bylaws, the presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary for each of the proposals to be presented at the Annual Meeting. Accordingly, holders of shares of our common stock representing 82,355,612 votes must be present at the Annual Meeting. If you vote by Internet, telephone or proxy card, the shares you vote will be counted toward the quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
What are my voting choices?
With respect to Proposal 1, you may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more of such nominees. With respect to Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting. If you sign your proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors with respect to the specific proposals described in this Proxy Statement and at the discretion of the proxy holders on any other matters that properly come before the Annual Meeting.
What vote is required to approve the proposals being considered at the Annual Meeting?
▪
Proposal 1: Election of eight directors. The election of each of the eight director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to our Board of Directors. You may not accumulate your votes for the election of directors.

Brokers may not use discretionary authority to vote shares of our common stock on the election of directors if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the election of director nominees.
▪
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes cast “Against” the proposed ratification of Deloitte. We do not expect any broker non-votes, as brokers have discretionary authority to vote on this proposal.

▪
Proposal 3: Approval of an amendment to the company’s 2022 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder. The approval of an amendment to the company’s 2022 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

7	©2026 RXO, Inc.

Brokers may not use discretionary authority to vote shares of our common stock on this proposal if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted for or against the amendment to the company’s 2022 Omnibus Incentive Compensation Plan, you will need to communicate your voting decision to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Broker non-votes will have no effect on the vote to approve this amendment. Abstentions will have the same effect as votes cast “Against” this proposal.
▪
Proposal 4: Advisory vote to approve executive compensation. Advisory approval of the resolution on executive compensation of our NEOs as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although it is non-binding, our Board and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.

Brokers may not use discretionary authority to vote shares of our common stock on the advisory vote to approve executive compensation if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted in the advisory vote to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Broker non-votes will have no effect on the advisory vote to approve executive compensation. Abstentions will have the same effect as votes cast “Against” this proposal.
In general, other business properly brought before the Annual Meeting at which a quorum is present requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
How does the Board of Directors recommend that I vote?
Our Board of Directors, after careful consideration, recommends that our stockholders vote “FOR” the election of each director nominee named in this Proxy Statement, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026, “FOR” the approval of an amendment to the company’s incentive compensation plan and “FOR” the advisory approval of the resolution to approve executive compensation.
What do I need to do now?
We urge you to read this Proxy Statement carefully, then vote via Internet at www.proxyvote.com or by telephone by following the instructions on the proxy card, or mail your completed, dated, and signed proxy card in the enclosed return envelope as soon as possible, so that your shares of our common stock can be voted at the Annual Meeting.
How do I cast my vote?
Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Equiniti Trust Company LLC (formerly American Stock Transfer & Trust Company, LLC), and not through a broker, bank or other nominee that holds shares for your account in “street name”), you may vote by proxy via Internet or by telephone by following the instructions provided on the proxy card, or mail your completed, dated and signed proxy card in the enclosed return envelope. Proxies submitted via Internet or by telephone must be received by 11:59 pm Eastern Time on May 11, 2026. Stockholders of record who attend the Annual Meeting may vote directly at the Annual Meeting by following the instructions provided during the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank, or a trustee), you may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. To vote directly at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares. Follow the instructions provided above to obtain a control number and the voting instructions provided during the Annual Meeting.
What is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. As indicated on the proxy card provided to you, proxies submitted prior to the Annual Meeting via Internet or by telephone must be received by 11:59 pm Eastern Time on May 11, 2026. If you are the beneficial owner of shares of our common stock, please follow the voting instructions provided by your broker, trustee, or other nominee.
What happens if I do not respond, or if I respond and fail to indicate my voting preference, or if I abstain from voting?
If you fail to vote via Internet or by telephone as indicated on your proxy card, or fail to properly sign, date, and return your proxy card, your shares will not be counted towards establishing a quorum for the Annual Meeting, which requires holders representing a majority of the outstanding shares of our common stock to be present in person or by proxy.

8	©2026 RXO, Inc.

Failure to vote, assuming the presence of a quorum, will have no effect on the tabulation of the votes on the proposals. If you are a stockholder of record and you properly sign, date and return your proxy card, but do not indicate your voting preference, we will count your proxy as a vote “FOR” the election of the eight nominees for director named in “Proposal 1 — Election of Directors,” “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026, “FOR” the approval of an amendment to the company’s incentive compensation plan and “FOR” the advisory approval of the resolution to approve executive compensation.
If my shares are held in “street name”, will my broker or other nominee vote my shares for me?
You should instruct your broker or other nominee on how to vote your shares of our common stock using the instructions they provide to you. Brokers or other nominees who hold shares of our common stock in “street name” for customers are prevented by the rules set forth in the Listed Company Manual of the New York Stock Exchange from exercising voting discretion with respect to non-routine or contested matters (i.e., they must receive specific voting instructions from a stockholder in order to vote that stockholder’s shares on non-routine or contested matters). Shares not voted by a broker or other nominee, because they did not receive specific voting instructions from the stockholder on one or more proposals, are referred to as “broker non-votes.”
We expect that when the NYSE determines whether each of the proposals to be voted on at our Annual Meeting is a routine or non-routine matter, only “Proposal 2 — Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026” will be determined to be routine. It is important that you instruct your broker or other nominee on how to vote your shares of our common stock held in “street name” by following the instructions provided to you by your broker or other nominee.
What if I want to change my vote?
Whether you attend the Annual Meeting or not, you may revoke a proxy at any time before your proxy is voted at the Annual Meeting. You may do so by properly delivering a later-dated proxy either via Internet, by telephone, by mail, or by attending the Annual Meeting virtually and voting. Please note, however, that your attendance at the Annual Meeting will not automatically revoke any prior proxy, unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. You also may revoke your proxy by delivering a notice of revocation to Jeff Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277 prior to the vote at the Annual Meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of your broker or other nominee regarding revocation of proxies.
How will the persons named as proxies vote?
If you are a registered stockholder (i.e., if you hold your shares of our common stock in your own name through our transfer agent Equiniti Trust Company LLC, and not through a broker, bank or other nominee that holds shares for your account in “street name”) and you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide voting instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, by using their own discretion.
Where can I find the results of the voting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission within four business days after the Annual Meeting. The Form 8-K will also be available on our website, investors.rxo.com.
What is “householding” and how does it affect me?
In cases where multiple company stockholders share the same address, and the shares are held through a bank, broker, or other holder of record in a street-name account, only one copy of our proxy materials will be delivered to that address unless a stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by sending a written request to Jeff Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277, or by contacting Investor Relations by email at investors@rxo.com. The voting instruction form sent to a street-name stockholder should provide information on how to request a separate copy of future materials for each company stockholder at that address, if that is your preference. Similarly, if you currently receive separate copies of our proxy materials but wish to participate in householding, please contact us through the method described above.
Can I obtain an electronic copy of the company’s proxy materials?
Yes, this Proxy Statement and our 2025 Annual Report are available at investors.rxo.com.

9	©2026 RXO, Inc.

Board of Directors and
Corporate Governance
AN OVERVIEW OF OUR BUSINESS AND HOW OUR BOARD COMPOSITION IS ALIGNED WITH
OUR STRATEGY
RXO, Inc. is a high-performing asset-light transportation platform defined by cutting-edge technology. The largest component is our core truck brokerage business. Our operations also include asset-light managed transportation and last mile services, which complement our truck brokerage business.
Within our brokerage business, shippers create demand for our service, and we place their freight with qualified independent carriers using our proprietary technology.
Our managed transportation service provides asset-light solutions for shippers who outsource their freight transportation to gain reliability, visibility and cost savings. The service uses proprietary technology to enhance our revenue synergy, with cross-selling to truck brokerage and last mile. Our managed transportation offering includes bespoke load planning and procurement, complex solutions tailored to specific challenges, performance monitoring, engineering and data analytics, among other services. Our control tower solution leverages the expertise of a dedicated team focused on continuous improvement, and digital, door-to-door visibility into order status and freight in transit. In addition, we offer technology-enabled managed expedite services that automate transportation procurement for time-critical freight moved by road and air charter carriers. We also offer freight forwarding services, including facilitation of ocean and air transportation, customs brokerage and additional domestic services including middle mile.
Our last mile offering is an asset-light service that facilitates consumer deliveries performed by highly qualified third-party contractors. We are the largest provider of outsourced last mile transportation for heavy goods in the United States, positioned within reach of the vast majority of the U.S. population and serving a customer base of omnichannel and e-commerce retailers and direct-to-consumer manufacturers.
Our strategy is designed to deliver value through our extensive carrier relationships, excellent customer service, automated shipper-carrier interactions, end-to-end digital tracking and data analyses generated by our proprietary algorithms. Our services are both highly responsive to customer needs and proactive in identifying potential improvements. Furthermore, our culture defines success as mutually beneficial results for our stockholders and other stakeholders.
Management’s growth and optimization strategy is to:
▪	Market our brokerage capabilities and value-added services to new and existing customers of all sizes, using a partnership approach that creates enduring relationships;
▪
Leverage our positioning to increasingly capitalize on secular trends in demand, such as the increasing broker penetration of the for-hire truckload industry and the growing shipper preference for digital brokerage services;

▪	Continue to recruit and retain talented customer and carrier sales representatives, and continuously improve their productivity with our state-of-the-art technology;
▪	Continue to attract and retain high-caliber independent carriers to provide third-party transportation services for our customers; and
▪
Capitalize on our first-mover technology advantage to continue to gain share of the truck brokerage industry by optimizing brokerage processes and pricing for customers and carriers, and by enhancing the productivity of our operations.

Our Board of Directors consists of a highly skilled group of leaders who share our values and reflect our culture. Many of our directors have served as executive officers or board members of major companies and have an extensive understanding of the principles of corporate governance. Our Board as a whole has extensive expertise in the following areas, all of which are relevant to our company, business, industry and strategy.
▪	Business operations;
▪	Corporate governance;
▪	Customer service;
▪	Environmental sustainability and corporate responsibility;
▪	Effective capital allocation;
▪	Critical analysis of corporate financial statements and capital structures;

10	©2026 RXO, Inc.

▪	Human resources management;
▪	Multinational corporate management;
▪	Sales and marketing;
▪	Mergers and acquisitions, integration and optimization;
▪	Transportation and logistics industry;
▪	Risk management;
▪	Talent management and engagement; and
▪	Technology and information systems.
DIRECTORS
Our Board of Directors currently consists of eight members. Following the Annual Meeting, our Board of Directors will consist of eight members. The term of each of our current directors will expire at the Annual Meeting. All eight of our current directors will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

Name	Age	Position
Drew Wilkerson	42	Chief Executive Officer and Chairman of the Board
Michelle Nettles	54	Lead Independent Director
Mary Kissel	49	Vice Chairman
Christine Breves	70	Director
Troy Cooper	56	Director
Adrian Kingshott	66	Director
Stephen Renna	67	Director
Thomas Szlosek	62	Director

11	©2026 RXO, Inc.

Set forth below is information regarding each of our directors and director nominees, including the experience, qualifications, attributes, or skills that led our Board to conclude that each should serve as a director.

Drew Wilkerson	Director since 2022
Age: 42

Drew Wilkerson has served as a director and chief executive officer of the company since November 1, 2022. Mr. Wilkerson was appointed as chairman of our Board of Directors immediately following the 2025 Annual Meeting of Stockholders. Mr. Wilkerson is a transportation industry veteran with 20 years of experience in brokerage operations. He joined XPO in May 2012 to spearhead the growth of the company’s flagship truck brokerage hub in Charlotte, North Carolina. In May 2014, he was promoted to regional vice president, with responsibility for major brokerage operations and strategic accounts. In March 2017, he was named president of XPO’s North American brokerage business, and in February 2020, he was named president of XPO’s North American transportation division, with P&L responsibility for truck brokerage, expedite, intermodal, drayage, managed transportation, last mile and freight forwarding. He served in this role until the company’s separation from XPO. Prior to XPO, Mr. Wilkerson held leadership positions in sales, operations, and customer and carrier relationship management with C.H. Robinson Worldwide. He graduated from the University of South Carolina with a degree in public relations.

Board Committees: None
Other Public Company Boards: None

Mr. Wilkerson brings to the Board:
▪
In-depth knowledge of the company’s strategy, operations, customers and markets; and
▪
A deep understanding of the broader brokered transportation industry and his knowledge of RXO’s people.

Michelle Nettles	Lead Independent Director since 2022
Age: 54	Independent Director since 2022

Michelle Nettles has served as lead independent director of the company since November 1, 2022. She has served as the chief people and legal officer for ManpowerGroup Inc. since January 2025, with responsibility for all legal and corporate governance functions, and has served as global chief people and culture officer since July 2019, with responsibility for global human resources, learning, culture and diversity. Previously, over a 20-year tenure with Molson Coors Brewing Company, Ms. Nettles held various leadership roles across all aspects of human resources, including executive compensation, talent management, diversity and inclusion, culminating in chief people and diversity officer from October 2016 to July 2019. She additionally served in several roles as assistant general counsel, including responsibility for leading the company's labor and employment practice. Ms. Nettles is a member of the boards of the Thurgood Marshall College Fund and is the board chair for Dr. Howard Fuller Collegiate Academy. She holds a juris doctorate from the University of Wisconsin- Madison and a bachelor's degree from Florida Agricultural & Mechanical University.

Board Committees: ▪ Chair of the Nominating, Governance and Sustainability Committee ▪ Member of the Audit Committee
Other Public Company Boards: None

Ms. Nettles brings to the Board:
▪
Extensive expertise in corporate culture-building, ESG matters, labor and employment legal issues, and human resources, including experience in executive compensation, talent management, and diversity and inclusion.

12	©2026 RXO, Inc.

Mary Kissel	Vice Chairman since 2022
Age: 49	Independent Director since 2022

Mary Kissel has served as a director of the company since November 1, 2022. Ms. Kissel is executive vice president and senior policy advisor with Stephens Inc. She joined Stephens in 2021, following her role as senior advisor to the U.S. Secretary of State. Earlier, during 14 years with The Wall Street Journal, she served on the editorial board in New York, and as editorial page editor for Asia-Pacific in Hong Kong. She began her career at Goldman Sachs. Ms. Kissel is a nonresident senior fellow at Hudson Institute, a member of the Council on Foreign Relations, and serves as a director of QXO, Inc., and the American Australian Council. Prior to the completion of the RXO spin-off, Ms. Kissel served on the XPO board of directors. Ms. Kissel holds a master’s degree from the Johns Hopkins School of Advanced International Studies and a bachelor’s degree in government from Harvard University.

Board Committees: ▪ Member of the Compensation Committee
Other Public Company Boards: ▪ QXO, Inc. (NYSE: QXO)

Ms. Kissel brings to the Board:
▪  Deep expertise in geopolitics, risk advisory, public policy and its impact on the business environment;
▪  Extensive experience in strategic communications, media and government affairs; and
▪
International background, with eight years on-the-ground experience in Europe and Asia.

Christine Breves	Independent Director since 2022
Age: 70

Christine Breves has served as a director of the company since November 1, 2022. She retired from United States Steel Corporation in December 2022. Most recently, she was executive vice president, business transformation. Prior to that role, she was senior vice president & chief financial officer for United States Steel Corporation from November 2019 through August 2022 where she had responsibility for all financial processes including internal and external reporting, tax, treasury, investor relations, and several other functions including strategic materials and global procurement, S&OP, Information Technology, and commercial pricing. Ms. Breves held senior roles at United States Steel after joining USS in 2013 as vice president and chief procurement officer. These roles included vice president and chief supply chain officer, and senior vice president - manufacturing support and chief supply chain officer. In addition to the finance areas, Breves had accountability for global procurement, S&OP, and the USS railroad subsidiary, Transtar and provided corporate engineering support for maintenance improvement and commercial coordination. Previously, Ms. Breves was with Alcoa Corporation for 14 years, where she held various executive positions including chief procurement officer. Prior to Alcoa, Ms. Breves was with Alumax Inc. which was acquired by Alcoa in 1998. In Alumax, she held increasingly responsible positions in accounting, procurement, and maintenance. Ms. Breves graduated with a bachelor's degree in business administration from the College of Charleston and a master's degree in business administration.

Ms. Breves is a member of the board of directors of Sylvamo Corporation where she serves on the audit committee and the management development and compensation committee. She is a member of the board of directors of MPLX where she serves on the audit and conflicts committees. She is a past president of Goose Creek Rotary, chairperson of CAPS Research Advisory Board and is a past member of the national Board of Directors of the Institute for Supply Management and is a recipient of ISM's Shipman Medal.

Board Committees: ▪ Member of the Audit Committee ▪ Member of the Nominating, Governance and Sustainability Committee
Other Public Company Boards: ▪ Sylvamo Corporation (NYSE: SLVM) ▪ MPLX LP (NYSE: MPLX)

Ms. Breves brings to the Board:
▪
Executive experience in finance and accounting, strategy development and execution, business transformation, operations and maintenance, supply chain, enterprise risk management, and human capital management.

13	©2026 RXO, Inc.

Troy Cooper	Director since 2024
Age: 56	Independent Director since 2025

Troy Cooper has served as a director of the Company since June 10, 2024. Mr. Cooper is a transportation industry veteran with over 13 years of experience in brokerage operations. He joined XPO in September 2011 as the SVP of Operations and launched the company’s flagship truck brokerage hub in Charlotte, North Carolina. In May 2014, he was promoted to Chief Operating Officer and CEO of XPO Logistics Europe where he led the business through a highly successful integration. In April 2018 he was named President of XPO’s global operations before retiring in January 2022. Prior to XPO Mr. Cooper served as the Vice President and Group Controller of United Rentals from 1997 to 2009 where he was instrumental in the integration of over 200 acquisitions in the U.S., Canada and Mexico. He was previously the Division Controller at United Waste Systems from 1996 to 1997 and worked to build an integrated organization in 25 states. Mr. Cooper began his career in public accounting at Arthur Andersen from 1991 to 1993. Mr. Cooper graduated from Marietta College with a degree in accounting.

Board Committees: ▪ Member of the Audit Committee ▪ Member of the Compensation Committee
Other Public Company Boards: None

Mr. Cooper brings to the Board:
▪
In-depth knowledge of the industry as a result of his executive leadership of XPO and leadership experience in strategic integration, operations, customers and markets;
▪
More than a decade in accounting management experience across different sectors and extensive public company experience as a president of a Fortune 500 company; and
▪  A deep understanding of the broader brokered transportation industry.

Adrian Kingshott	Independent Director since 2022
Age: 66

Adrian Kingshott has served as a director of the company since November 1, 2022. Before joining the RXO board he served as a director of XPO from September 2, 2011 to November 1, 2022. He is a managing director of Spotlight Advisors, LLC, a position he has held since September 2015. Previously, Mr. Kingshott was the chief executive officer of AdSon, LLC from October 2005 to November 2021 and a member of the board of directors of Centre Lane Investment Corp. from May 2011 to March 2021.

Previously, as a Managing Director at Goldman Sachs, he was co-head of the firm’s Global Leveraged Finance business and held various other positions over a 17-year tenure. More recently, Mr. Kingshott was a Managing Director and Portfolio Manager at Amaranth Advisors, LLC. He was an adjunct professor of Global Capital Markets and Investments at Fordham University’s Gabelli School of Business from 2009 to 2023. He holds a master’s degree in business administration from Harvard Business School and a Master of Jurisprudence degree from Oxford University.

Board Committees: ▪ Chair of the Compensation Committee ▪ Member of the Nominating, Governance and Sustainability Committee
Other Public Company Boards: None

Mr. Kingshott brings to the Board:
▪  More than 25 years of experience in the investment banking and investment management industries; and
▪  Expertise with respect to corporate governance, acquisition transactions, debt and equity financing and corporate financial management.

14	©2026 RXO, Inc.

Stephen Renna	Independent Director since 2022
Age: 67

Stephen Renna has served as a director of the company since November 1, 2022. Stephen Renna is Principal of Federal Agency Finance Advisors, LLC since February 2025. The firm provides advisory services to companies seeking loans from various federal agencies. Prior to this he was a senior managing director with Ankura Consulting Group’s Global Strategic Advisory practice, a position he held since May 2021. Prior to joining Ankura, Mr. Renna served as the chief banking officer of the U.S. Export-Import Bank (“EXIM”), the official export credit agency of the United States. In that role, from August 2019 to January 2021, he oversaw the execution of EXIM trade financing arrangements offered to exporters of U.S. goods and services. Previously, Mr. Renna was executive director of The Advocacy Center at the U.S. Department of Commerce from September 2017 to August 2019, and president and chief executive officer of the Commercial Real Estate Finance Council from May 2011 to April 2016. Earlier, he was president of the National Association of Real Estate Investment Managers. He received his juris doctor degree from Catholic University and his bachelor’s degree from Fairfield University.

Board Committees: ▪ Member of the Compensation Committee ▪ Member of the Nominating, Governance and Sustainability Committee
Other Public Company Boards: None

Mr. Renna brings to the Board:
▪
More than 30 years of executive experience in the public and private sectors, notably in finance, investment structuring, business planning, capital formation and the functions of federal agencies; and
▪  Practiced tax law and spent 15 years in the tax policy sector.

Thomas Szlosek	Independent Director since 2022
Age: 62

Thomas Szlosek has served as a director of the company since November 1, 2022. He is chief financial officer of AutoNation, Inc., a nationwide provider of personalized transportation services. He joined AutoNation in August 2023 following a 5-year tenure with Avantor where he served as CFO from December 2018. Mr. Szlosek had a 14-year tenure with Honeywell, where he most recently served as Senior Vice President, CFO from April 2014 to December 2018. Earlier, during eight years with GE Corporation, Mr. Szlosek held various finance leadership roles, including CFO of GE Medical Systems Asia, based in Japan, and CFO of GE Consumer Finance Europe, based in Ireland. He is a certified public accountant and began his career in the audit practice of Price Waterhouse (now PwC). Mr. Szlosek served as a director and chairman of the audit committee of Janus International Group, Inc. from June 2021 until August 2025 and has been a director and member of the audit committee of Seagate Technology Holdings plc since August 2025. He holds a bachelor’s degree from the State University of New York College at Geneseo.

Board Committees: ▪ Chair of the Audit Committee
Other Public Company Boards: ▪ Seagate Technology Holdings plc (NASDAQ: STX)

Mr. Szlosek brings to the Board:
▪
More than three decades of financial management experience across different sectors, including automotive, life sciences, medical, technology and manufacturing;
▪  Extensive public company experience as a current and former chief financial officer of Fortune 500 companies;
▪  Expertise with respect to capital allocation and mergers and acquisitions; and
▪  International background, with five years on-the-ground experience in Asia and Europe.

15	©2026 RXO, Inc.

SUMMARY OF QUALIFICATIONS AND EXPERIENCE OF DIRECTORS

	Drew Wilkerson	Michelle Nettles	Mary Kissel	Troy Cooper	Christine Breves	Adrian Kingshott	Stephen Renna	Thomas Szlosek
BUSINESS OPERATIONS experience provides a practical understanding of developing, implementing and assessing our operating plan and business strategy.	✔	✔	✔	✔	✔	✔	✔	✔
CORPORATE GOVERNANCE experience bolsters Board and management accountability, transparency and a focus on stockholder interests.	✔	✔	✔	✔	✔	✔	✔	✔
CUSTOMER SERVICE experience brings an important perspective to our Board, given the importance of customer retention to our business model.	✔	✔		✔			✔	✔
ENVIRONMENTAL SUSTAINABILITY AND CORPORATE RESPONSIBILITY experience allows our Board’s oversight to guide our long-term value creation for stockholders in a way that is sustainable.	✔	✔	✔	✔	✔		✔	✔
EFFECTIVE CAPITAL ALLOCATION experience is crucial to our Board’s evaluation of our financial statements and capital structure.	✔	✔		✔	✔	✔	✔	✔
CRITICAL ANALYSIS OF CORPORATE FINANCIAL STATEMENTS AND CAPITAL STRUCTURES experience assists our directors in overseeing our financial reporting and internal controls.	✔	✔		✔	✔	✔	✔	✔
HUMAN RESOURCES MANAGEMENT experience allows our Board to further our goals of making RXO an inclusive workplace and aligning human resources objectives with our strategic and operational priorities.	✔	✔	✔	✔	✔			✔
MULTINATIONAL CORPORATE MANAGEMENT experience informs the Board’s strategic thinking, given the global nature of our business.	✔	✔	✔	✔	✔	✔	✔	✔
SALES AND MARKETING experience helps our Board assist with our business strategy and with developing new services and operations.	✔			✔			✔
MERGERS AND ACQUISITIONS, INTEGRATION AND OPTIMIZATION experience helps our company identify the optimal strategic opportunities for profitable growth and realize synergies.	✔	✔	✔	✔	✔	✔		✔
TRANSPORTATION AND LOGISTICS INDUSTRY experience is important in understanding our competitive environment and market positioning.	✔			✔	✔	✔
RISK MANAGEMENT experience is critical to our Board’s role in overseeing the risks facing our company, including mitigation measures.	✔	✔	✔	✔	✔	✔	✔	✔
TALENT MANAGEMENT AND ENGAGEMENT experience helps our company attract, motivate and retain top candidates for leadership roles and innovation teams.	✔	✔	✔	✔	✔	✔	✔	✔
TECHNOLOGY AND INFORMATION SYSTEMS experience provides valuable insights as we continually seek to enhance customer outcomes and internal operations.			✔	✔	✔			✔

16	©2026 RXO, Inc.

ROLE OF THE BOARD AND BOARD LEADERSHIP STRUCTURE
Our business and affairs are managed under the direction of our Board of Directors, which is our company’s ultimate decision- making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of our company and management, and provides advice and counsel to management. In fulfilling the Board’s responsibilities, our directors have full access to our management, internal and external auditors, and outside advisors.
Furthermore, our Board of Directors is committed to independent Board oversight. Our current Board leadership structure includes a chairman as well as a vice chairman and a lead independent director. The position of chairman of the Board is held by Mr. Wilkerson.
To further strengthen its independent decision-making, our Board has approved a set of Corporate Governance Guidelines that provide for an independent vice chairman position as part of its ongoing commitment to strong corporate governance. The position of vice chairman is defined as an independent director with authorities and duties that include: (i) presiding at meetings of the Board where the chairman and lead independent director are not present; (ii) assisting the chairman, when appropriate, in carrying out his duties; (iii) assisting the lead independent director, where appropriate, in carrying out her duties; and (iv) such other duties, responsibilities and assistance as the Board or the chairman may determine. The vice chairman is also available to meet with significant stockholders as required. Ms. Kissel was appointed to serve as vice chairman on November 1, 2022.
In addition, the Board has provided that the independent directors may appoint a lead independent director who presides over executive sessions of the independent directors, and who shall serve a term of at least one year. The position of lead independent director has been structured to include, among other duties: (i) presiding at all meetings of the Board of Directors at which the chairman is not present; (ii) presiding at all executive sessions of the independent directors, which must take place at least once a year without members of management present; and (iii) calling additional meetings of the independent directors as necessary. The lead independent director also serves as a liaison between the chairman and the independent directors. Ms. Nettles was appointed to serve as lead independent director on November 1, 2022.
Further information regarding the positions of lead independent director and vice chairman is set forth in the Corporate Governance Guidelines, which are available on the company’s website at www.rxo.com under the Investors tab.
Our Board of Directors held five meetings during 2025. All eight persons currently serving as directors attended all of our Board meetings. Each person currently serving as a director attended all the meetings of the committee(s) on which he or she served during the time he or she served on the Board or committees. During 2025, our Board of Directors took no actions via unanimous written consent.
Our directors are expected to attend our annual meetings. Any director who is unable to attend is expected to notify the chairman of the Board in advance of the meeting date. All of our directors attended our Annual Meeting of Stockholders in 2025.
BOARD RISK OVERSIGHT
Our Board of Directors provides overall risk oversight, with a focus on the most significant risks facing our company.
In addition, the Board is responsible for ensuring appropriate crisis management and business continuity plans are in place. The management of risks to our business, and the execution of contingency plans, are primarily the responsibility of our senior management team.
Our Board and senior management team regularly discuss the company’s business strategy, operations, policies, controls, prospects, and current and potential risks. These discussions include approaches for assessing, monitoring, mitigating, and controlling risk exposure. The Board has delegated responsibility for the oversight of specific risks to its committees as follows.
▪
Audit Committee. The Audit Committee oversees the policies that govern the process by which management assesses and manages our exposure to risk. In that role, the Audit Committee discusses major financial risk exposures, including cyber-related risks, with our management and discusses the steps that management has taken to monitor and control these exposures. The Audit Committee annually reviews our comprehensive enterprise risk management process (with quarterly updates, as appropriate), which is designed to assess, manage, and identify risks in order to align Board discussion topics with identified risks. Additionally, the Audit Committee is responsible for reviewing risks arising from related party transactions involving our company, for establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and for overseeing our companywide Code of Business Ethics and overall compliance with legal and regulatory requirements.

▪
Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Compensation Committee ensures that the company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the company’s stockholders, while simultaneously reducing excessive risk-taking and holding our senior leadership team accountable.

17	©2026 RXO, Inc.

▪
Nominating, Governance and Sustainability Committee. The Nominating, Governance and Sustainability Committee oversees risks related to our governance structure and processes, as well as risks associated with the company’s corporate sustainability practices and reporting.

In addition, the Board periodically holds special sessions to evaluate topical trends identified as significant risks or items of strategic interest. The Board is committed to ensuring that our company has the resources and infrastructure necessary to appropriately address all significant risks.
COMMITTEES OF THE BOARD AND COMMITTEE MEMBERSHIP
Each of the Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee has a written charter that complies with applicable SEC rules and with the rules set forth in the NYSE Listed Company Manual. These charters are available at investors.rxo.com. You may obtain a printed copy of any of these charters, without charge, by sending a request to Jeff Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
The Audit Committee, the Compensation Committee and the Nominating, Governance and Sustainability Committee are each composed entirely of independent directors within all applicable standards, as discussed below. Our Board’s general policy is to review and approve committee assignments annually. After consulting with our Board chairman and considering member qualifications, the Nominating, Governance and Sustainability Committee is responsible for recommending to our Board all committee assignments, including the roles of committee chair. Each committee is authorized to retain, in its sole authority, its own outside counsel and other advisors at the company’s expense. Also, each committee may form and delegate authority to subcommittees when appropriate. Our Board may create or eliminate additional committees as it deems appropriate. All directors are invited to attend committee meetings even if they are not a member of the committee.
The following table sets forth the membership of each of our Board committees as of the Record Date. Mr. Wilkerson does not serve on any Board committees.

Name	Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee
Christine Breves	✔		✔
Troy Cooper	✔	✔
Adrian Kingshott		C	✔
Mary Kissel		✔
Michelle Nettles	✔		C
Stephen Renna		✔	✔
Thomas Szlosek*	C

C = Committee Chair	✔ = Committee Member
* = Audit Committee Financial Expert
A summary of the committees’ responsibilities is as follows:
Audit Committee. Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to assist our Board of Directors in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent registered public accounting firm, (v) the performance of our independent registered public accounting firm and internal audit function, and (vi) related party transactions. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years, and is able to read and understand fundamental financial statements. In 2025, the Audit Committee members were Thomas Szlosek (chair), Christine Breves, Troy Cooper and Michelle Nettles. During 2025, the Audit Committee met four times and took no actions via unanimous written consent. Our Board has determined that Mr. Szlosek qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act.
Compensation Committee. The primary responsibilities of the Compensation Committee are, among other things: (i) to oversee the administration of our compensation programs, (ii) to review and approve the compensation of our executive management, (iii) to review and make recommendations concerning director compensation, (iv) to prepare any report on executive compensation required by SEC rules and regulations, and (v) to retain independent compensation consultants and oversee the work of such consultants. In 2025, the Compensation Committee members were Adrian Kingshott (chair), Troy Cooper, Mary Kissel and Stephen Renna. During 2025, the Compensation Committee met six times and took no actions via unanimous written consent.

18	©2026 RXO, Inc.

Nominating, Governance and Sustainability Committee. The primary responsibilities of the Nominating, Governance and Sustainability Committee are, among other things: (i) to identify individuals qualified to become directors and recommend that our Board select such individuals to be presented for stockholder consideration at the annual meeting or to be appointed by the Board to fill a vacancy, (ii) to make recommendations to our Board concerning committee appointments, (iii) to develop, recommend to our Board and annually review the Corporate Governance Guidelines and oversee corporate governance matters, (iv) to oversee an annual evaluation of our Board and committees, and (v) to support our Board in its oversight of our sustainability strategies, performance and external disclosures. In 2025, the Nominating, Governance and Sustainability Committee members were Michelle Nettles (chair), Christine Breves, Adrian Kingshott and Stephen Renna. During 2025 the Nominating, Governance and Sustainability Committee met two times and took no actions via unanimous written consent.
DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of each person who served as a non-employee director of our company during 2025.
2025 Director Compensation Table(1)

Name	Fees Earned in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Brad Jacobs(5)	31,209	183,324	214,533
Christine Breves	80,000	183,324	263,324
Troy Cooper	80,000	183,324	263,324
Adrian Kingshott	100,000	183,324	283,324
Mary Kissel	105,000	183,324	288,324
Michelle Nettles	125,000	183,324	308,324
Stephen Renna	80,000	183,324	263,324
Thomas Szlosek	105,000	183,324	288,324

(1)
Compensation information for Drew Wilkerson, who is our CEO, is disclosed in this Proxy Statement under the heading “Compensation Tables.” Mr. Wilkerson did not receive additional compensation for his service as a director.

(2)
The amounts reflected in this column represent the fees earned by the directors for their service during 2025. Because the fees are paid in arrears and fourth-quarter payments are received during the following calendar year, fees earned more accurately represent the compensation received by our directors.

(3)
The number of shares each non-employee director is granted is based on the average closing price for the 10 trading days preceding the grant date. The stock award values reflected in this column represent the grant date fair value of the awards made in 2025, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation-Stock Compensation” (“ASC Topic 718”). For more information on assumptions used in the calculation of the grant date fair value, see Notes 2 and 14 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(4)
As of December 31, 2025, the following non-employee directors held the following number of unvested RXO RSUs: Ms. Breves held 7,745 unvested RSUs; Mr. Cooper held 7,745 unvested RSUs; Mr. Kingshott held 7,745 unvested deferred RSUs; Ms. Kissel held 7,745 unvested RSUs; Ms. Nettles held 7,745 unvested deferred RSUs; Mr. Renna held 7,745 unvested RSUs; and Mr. Szlosek held 7,745 unvested deferred RSUs. The unvested RSUs listed above vested on January 2, 2026, with settlement into shares promptly thereafter or deferred until a later date for deferred RSUs.

(5)	Mr. Jacobs ceased service as a non-employee director on May 21, 2025. Upon his separation as a director on May 21, 2025, Mr. Jacobs forfeited the stock award granted to him on January 2, 2025.
DIRECTOR COMPENSATION POLICY
Our non-employee director compensation policy provides for an annual cash retainer of $80,000, payable quarterly in arrears, and time-based restricted stock units (“Time-Based RSUs”) worth $190,000. The annual grant of such Time-Based RSUs is to be made on the first business day of each calendar year of service (the “RSU Grant Date”) with the number of units determined by dividing $190,000 by the average of the closing prices of the company’s common stock on the 10 trading days immediately preceding the RSU Grant Date.
The vice chairman of the Board receives an additional $25,000 annual cash retainer, payable quarterly in arrears; the lead independent director receives an additional $25,000 annual cash retainer, payable quarterly in arrears; and the chairs of our Audit Committee, our Compensation Committee, and our Nominating, Governance and Sustainability Committee each receive an additional cash retainer of $25,000, $20,000 and $20,000, respectively, payable quarterly in arrears.
Directors who are employees of our company do not receive additional compensation for service as members of either our Board of Directors or its committees. Changes to the compensation of our directors is subject to approval by our Board, based in part on the recommendation of the Compensation Committee.
No other fees are paid to our directors for their attendance at or participation in meetings of our Board or its committees. We reimburse our directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.

19	©2026 RXO, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee has been an officer or employee of our company. During 2025, there were no material transactions between the company and the members of the Compensation Committee, and none of our executive officers served on any compensation committee or board of directors of any entity that has one or more executive officers serving on our Compensation Committee or on our Board of Directors.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS ETHICS
Our Board of Directors is committed to sound corporate governance principles and practices. Our Board adopted Corporate Governance Guidelines as of November 1, 2022.
The Guidelines serve as a framework within which our Board operates. Among other things, the Guidelines include criteria for determining the qualifications and independence of the members of our Board, requirements for the standing committees of our Board, responsibilities for members of our Board and requirements to conduct an annual evaluation of the effectiveness of our Board and its committees. The Nominating, Governance and Sustainability Committee is responsible for reviewing the Guidelines annually, or more frequently as appropriate, and recommending appropriate changes to our Board in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.
We have a Code of Business Ethics that applies to our directors and executive officers. This Code is designed to deter wrongdoing, promote the honest and ethical conduct of all employees, promote compliance with applicable governmental laws, rules and regulations, and provide clear channels for reporting concerns. The Code of Business Ethics constitutes a “code of ethics” as defined in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code of Business Ethics or waivers of any provision of the Code of Business Ethics as applicable to our principal executive officer, our principal financial officer, and our principal accounting officer by posting such disclosures on our website pursuant to SEC rules.
The Guidelines and the Code of Business Ethics are available on our website at www.rxo.com. In addition, you may obtain a printed copy of these documents, without charge, by sending a request to: Jeff Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.
DIRECTOR INDEPENDENCE
Under the Corporate Governance Guidelines, our Board of Directors is responsible for making independence determinations annually with the assistance of the Nominating, Governance and Sustainability Committee. Independence determinations are made by reference to the independence standard under the Corporate Governance Guidelines and the definition of “independent director” under Section 303A.02 of the NYSE Listed Company Manual. Our Board has affirmatively determined that each person who served as a director during any part of 2025 (including members of the Nominating, Governance and Sustainability Committee), except for Mr. Wilkerson, satisfies the independence standards under the Guidelines and the NYSE Listed Company Manual.
In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards for independence of Audit Committee members established by the SEC: that is, the director may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than his or her director compensation or (ii) be an affiliated person of our company or any of its subsidiaries. Our Board has also determined that each member of the Compensation Committee satisfies the NYSE standards for independence of Compensation Committee members. In making the independence determinations for each director, our Board and the Nominating, Governance and Sustainability Committee analyzed certain relationships of the directors that were not required to be disclosed pursuant to Item 404(a) of Regulation S-K.
DIRECTOR SELECTION PROCESS
The Nominating, Governance and Sustainability Committee is responsible for recommending to our Board all nominees for election to the Board, including nominees for re-election to the Board, in each case, after consultation with the chairman of the Board. Subject to the foregoing, in considering new nominees for election to our Board, the Nominating, Governance and Sustainability Committee considers, among other things, breadth of experience, financial expertise, wisdom, integrity, an ability to make independent analytical inquiries, an understanding of our company’s business environment, knowledge and experience in such areas as technology and marketing, and other disciplines relevant to our company’s businesses, the nominee’s ownership interest in our company, and a willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. When searching for new directors, our Board endeavors to actively seek out highly qualified women and individuals from underrepresented minorities to include in the pool from which Board nominees are chosen. Our Board aims to create a team of directors with diverse experiences and perspectives to provide our company with thoughtful and engaged Board oversight. The Nominating, Governance and Sustainability Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.

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The Nominating, Governance and Sustainability Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management, recommendations from our stockholders or any other source the committee deems appropriate, including engaging a third-party consulting firm to assist in identifying independent director nominees.
Our Board will consider nominees submitted by our stockholders, subject to the same factors that are brought to bear when it considers nominees referred by other sources. Our stockholders will be permitted to nominate candidates for election as directors by following the procedures set forth in our amended and restated bylaws, which are summarized below. We did not receive any director nominees from our stockholders for the 2026 Annual Meeting.
The advance notice provisions of our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the secretary of our company not less than 90 days, and not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include, among other things: (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns, and (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules.
In addition, the proxy access provisions of our bylaws permit a stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of our outstanding common stock, to nominate and include in our annual meeting proxy materials up to the greater of two directors or 20% of the number of directors to be elected at the annual meeting, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Stockholder requests to include stockholder-nominated directors in the company’s proxy materials for our 2027 Annual Meeting of stockholders must be received by the company no earlier than October 31, 2026 and no later than November 30, 2026.
Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, a copy of which may be obtained by sending a request to: Jeff Firestone, Corporate Secretary, RXO, Inc.,11215 North Community House Road, Charlotte, North Carolina 28277.
BOARD OVERSIGHT OF HUMAN CAPITAL MANAGEMENT
At RXO, our values are central to our foundation which enables our competitive advantage and ability to consistently deliver for everyone we serve. Grounded in our passion for technology and solutions, we approach our work with an entrepreneurial spirit that encourages creative problem solving and allows us to adapt quickly to changes. We maintain a strong governance structure, a strict code of ethics, good corporate citizenship, and a commitment to consistent employee engagement.
RXO management and our Board of Directors believe that human capital management is a strength at our company. We are committed to working together in a transparent manner, allowing for open communication for all human resource-related matters, and striving to maintain our position as an employer of choice. Our Board has access to information about our human resources operations, talent development programs, succession planning and long-range business plans. Our Chief Human Resources Officer is invited to speak regularly at Board meetings, and our Compensation Committee actively reviews our benefit offerings and makes executive and broad-based employee compensation decisions. We conduct in-person and virtual meetings directly with our Board, and the directors often attend and participate in the monthly operating review meetings with the leadership of our businesses.
As a customer-centric company with a strong service culture, we require an unwavering commitment to the development of our people, safety, and competitive total rewards that meet the needs of our employees and their families. We listen to our employees, we ask for feedback through engagement surveys, leadership roundtables, site assessments, and town halls. We use these opportunities to gauge what is important to our employees and gather constructive suggestions on the areas we can improve. Throughout 2025, we made significant investments to our employees, particularly in the following areas:
▪
Community and Culture: At RXO we enable a culture where our employees learn and thrive with one another. We promote mutual respect and foster an environment of transparency, trust, safety, and collaboration. Through open communication and ongoing learning and development, we’re better equipped to understand our culture and celebrate the individuality within it.

In 2025 we continued our community engagement efforts, which included a partnership with Veterans Bridge Home, Kids in Need Foundation, Women In Trucking, Classroom Central, Truckers Against Trafficking, The Kyle Pease Foundation, local non-profits, and various breast cancer survivor organizations that have supported our employees through their cancer journeys. RXO was named as A Top Company for Women to Work for by Women in Trucking.
▪
Health and Safety: We put safety first and continually seek to protect the health and safety of our employees, contractors, customers, suppliers, and the communities in which we operate. Driving appropriate safety behaviors and practices are vital to preventing workplace incidents. Our safety policies reflect and convey a proactive safety approach, which

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resonates within our facilities. The company complies with appropriate safety and security laws and regulations such as those established by OSHA, EPA, FMCSA, and all other applicable federal, state, and local safety and health regulations. The Company is committed to this plan and assigns responsibility to every employee to perform his or her function in such a manner that prevent incidents or accidents from occurring.

We continue to prioritize employees’ physical and mental health, remaining diligent in upholding RXO’s safety protocols and access to mental health counseling services for employees and their dependents. Another way we work to decrease occupational injuries and illnesses is through our global Road to Zero program. Road to Zero instills safety and compliance awareness through education, mentoring, communication, and on-the-job training. In 2025, RXO maintained an Occupational Safety and Health Administration total recordable incident rate that was lower than the national benchmark for the Truck Transportation industry, based on the “Industry Injury and Illness Data” of the U.S. Bureau of Labor Statistics.
▪
Talent Development and Engagement: We believe that acquiring top talent and investing in the development of our people gives us a sustainable competitive advantage. We attract candidates from a variety of talent sources and build our pipeline by offering rewarding and challenging career opportunities. We create exceptional employee training experiences that are collaborative and transformative to maximize our people’s potential. Our leaders are the stewards of our culture. They are critical to shaping our employee experiences as well as our business strategy, so we invest in them through a variety of leadership effectiveness programs focused on coaching, feedback, and building self-awareness. We believe one of the keys to retaining talent is to ensure they are provided opportunities for growth and a clear path for advancing their careers.

▪
Total Rewards: Investing in our employees is a top priority and we strive to provide a competitive total rewards package that is designed to attract, retain, and drive our people. We provide competitive compensation and benefits from day one.

BOARD OVERSIGHT OF SUSTAINABILITY MATTERS
Through innovation and purpose, we work to promote environmental, social, and organizational sustainability. By its nature, our business model, which matches freight needs with available capacity, supports sustainability. By growing our business responsibly, we can improve environmental outcomes for the transportation industry while increasing stockholder value.
Sustainability is at the forefront of deliberations among our directors and informs their overall approach to risk oversight.
In addition, ESG efforts are important to many of our stakeholders who want to do business with partners who share their goals, such as the transition to a low-carbon economy.
We continue to work closely with the Nominating, Governance and Sustainability Committee on our Company’s external disclosures regarding material sustainability and other corporate responsibility matters.
BOARD OVERSIGHT OF INFORMATION TECHNOLOGY AND CYBERSECURITY RISK MANAGEMENT
Information technology and cybersecurity risks are top priorities for our company, and we take a proactive approach to managing these risks by closely monitoring and overseeing these areas.
Our Board receives regular updates from management regarding governance processes, ongoing projects to improve cybersecurity defense, and the results of simulated security tests. They also discuss relevant incidents in the industry and changes in the threat landscape.
We have a dedicated cybersecurity team, led by our Head of Information Security, that stays up to date on the latest industry trends, regulations, and technological developments and enhances our information security capabilities to protect against threats. Our cybersecurity infrastructure and defense mechanisms effectively block a high volume of threats each month.
We are committed to continually improve our ability to detect and respond to incidents and have an IT security training program that all employees are required to complete at regular intervals. We also have phishing simulation programs and an information security insurance policy. We also perform an annual security benchmark and assessment of our cybersecurity program against industry best standards and take prioritized actions based on recommendations.
SECURITIES TRADING POLICY
We have a securities trading policy governing the purchase, sale and other dispositions of our securities by directors, officers and employees. We believe that our securities trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. A copy of this policy is included as Exhibit 19 to our 2025 Annual Report.

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STOCKHOLDER COMMUNICATION WITH THE BOARD
Stockholders and other parties interested in communicating with our Board of Directors, any Board committee, any individual director, including our lead independent director, or any group of directors (such as our independent directors) should send written correspondence to Board of Directors, c/o Jeff Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277. Please note that we will not forward communications to the Board that qualify as spam, junk mail, mass mailings, resumes or other forms of job inquiries, surveys, business solicitations or advertisements.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholder proposals intended to be presented at our 2027 Annual Meeting of Stockholders must be received by our Corporate Secretary no later than November 30, 2026, in order to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.
As more specifically provided for in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who has delivered proper notice to us not less than 90 days, and not more than 120 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. For example, if our 2027 Annual Meeting is held on May 12, 2027, any stockholder proposal to be considered at the 2027 Annual Meeting, including nominations of persons for election to our Board, must be properly submitted to us no earlier than January 12, 2027, no later than February 11, 2027. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide written notice to us that includes the information required by Rule 14a-19(b) under the Exchange Act not later than March 13, 2027.
Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request sent to: Jeff Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.

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Certain Relationships and Related Party Transactions
Under its written charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving or ratifying any transaction between our company and a related person (as defined in Item 404 of Regulation S-K) that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.
Since January 1, 2025, we have not been a participant in any transaction or series of similar transactions in which the amount exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock or any member of the immediate family of the foregoing had or will have a material interest.

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Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that RXO’s directors, executive officers and persons who beneficially own 10% or more of RXO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To RXO’s knowledge, based solely on a review of the copies of such reports furnished to RXO and written representations that no other reports were required, during the year ended December 31, 2025, all such filing requirements applicable to RXO’s directors, executive officers and greater than 10% beneficial owners were complied with.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information concerning the beneficial ownership of our voting securities as of the Record Date by: (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each NEO, and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of the Record Date.
Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held solely by the beneficial owner, and which are exercisable or convertible within 60 days, have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(1)
Beneficial Ownership of 5% or more:
Orbis Investment Management Limited(2)	34,677,755	21.1%
MFN Partners, LP(3)	31,622,657	19.2%
BlackRock, Inc.(4)	22,586,665	13.7%
The Vanguard Group(5)	17,203,721	10.4%
Finepoint Capital LP(6)	9,388,789	5.7%

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(7)	Restricted Stock Units (RSUs)(8)	Deferred RSUs(9)	Percentage of Common Stock Outstanding(1)
Directors:
Michelle Nettles	23,230	14,517	7,745	*
Mary Kissel	35,137	14,517	—	*
Christine Breves	34,275	14,517	—	*
Troy Cooper	283,161	14,517	—	*
Adrian Kingshott	91,137	14,517	134,005	*
Stephen Renna	30,875	14,517	—	*
Thomas Szlosek(10)	49,542	14,517	27,327	*
NEOs:
Drew Wilkerson(11)+	505,393	545,481	—	*
Jamie Harris(12)	135,774	239,655	—	*
Jeff Firestone(13)	107,846	134,894	—	*
Current Directors and Executive Officers as a Group (10 persons)	1,296,370	1,021,649	169,077	*

*	less than 1%
+	Director and Executive Officer

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(1)
Represents the percentage of common stock outstanding for the shares of common stock beneficially owned by such person. For purposes of this column, the number of shares of the class outstanding reflects the sum of: (i) 164,711,222 shares of our common stock that were outstanding as of the Record Date, and (ii) the number of RSUs held by such person, if any, that will become vested within 60 days of the Record Date.

(2)
Based on the Schedule 13G/A filed on February 17, 2026 by Orbis Investment Management Limited (“OIML”), Orbis Investment Management (U.S.), L.P. (“OIMUS”), and Allan Gray Australia Pty Ltd (“Allan Gray” and, collectively, the “Orbis Entities”), which reported that, as of December 31, 2025, the Orbis Entities collectively owned 34,677,755 shares of our common stock (OIML 32,966,085 shares; OIMUS 1,678,976 shares; and Allan Gray 32,694 shares), with sole voting and sole dispositive power over such shares. The address of the principal business office of OIML is Orbis House, 25 Front Street, Hamilton, Bermuda HM11. The address of the principal business office of OIMUS is One Letterman Drive, Building C, Suite CM 100, The Presidio of San Francisco, San Francisco, CA 94129-1492. The address of the principal business office of Allan Gray is Level 2, Challis House, 4 Martin Place, Sydney NSW 2000, Australia.

(3)
Based on the Schedule 13G/A filed on February 12, 2025 and Form 4 filed on February 17, 2026 by (i) MFN Partners, LP (the “Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (each, a “Reporting Person” and collectively, the “Reporting Persons”), which reported that, as of February 12, 2026 the Reporting Persons collectively owned 31,622,657 shares of our common stock with shared voting power and shared dispositive power. The percentage of common stock outstanding gives effect to the exercise of 4,577,327 Warrants held by the Reporting Persons. The address of the principal business office of each of the Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(4)
Based on the Schedule 13G/A filed on February 5, 2025 by BlackRock, Inc., which reported that, as of December 31, 2024, BlackRock, Inc. beneficially owned 22,586,665 shares of our common stock with sole voting power over 22,435,922 shares of our common stock and sole dispositive power over 22,586,665 shares of our common stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based on the Schedule 13G/A filed on January 8, 2025 by The Vanguard Group, which reported that, as of December 31, 2024, The Vanguard Group beneficially owned 17,203,721 shares of our common stock with shared voting power over 287,024 shares of our common stock, sole dispositive power over 16,775,442 shares of our common stock and shared dispositive power over 428,279 shares of our common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Based on the Schedule 13G filed on February 13, 2026 by Finepoint Capital LP (“Finepoint”) and Herbert Wagner, which reported that, as of December 31, 2025, each of Finepoint and Mr. Wagner beneficially owned 9,388,789 shares of our common stock with shared voting power and dispositive power over such shares. Finepoint is a registered investment adviser to certain affiliated funds that directly hold the securities reported, and Mr. Wagner is the founder of Finepoint and Managing Partner of FPCap LLC, the general partner of Finepoint. The address of the principal business office of each of Finepoint and Mr. Wagner is 500 Boylston Street, 24th Floor, Boston, MA 02116.

(7)
Shares of Common Stock Beneficially Owned includes common stock directly and indirectly owned by the reporting person and the number of RSUs held by such person, if any, that will become vested within 60 days of the Record Date.

(8)
Restricted Stock Units (RSUs) represent the number of unvested RSUs and PRSUs held by the reporting person that have been earned and remain subject to vesting conditions, excluding RSUs that will become vested within 60 days of the Record Date.

(9)	Deferred RSUs represent vested deferred RSUs held by the Reporting Person.
(10)	For Mr. Szlosek, Shares of Common Stock Beneficially Owned consists of 49,542 shares indirectly held through a Grantor Retained Annuity Trust.
(11)
For Mr. Wilkerson, Shares of Common Stock Beneficially Owned consists of 80,152 shares directly held, 271,767 shares held indirectly through an LLC, 7,775 shares held indirectly through a Trust, and 145,699 restricted stock units vesting within 60 days of the Record Date.

(12)	For Mr. Harris, Shares of Common Stock Beneficially Owned consists of 122,785 shares directly held and 12,989 restricted stock units vesting within 60 days of the Record Date.
(13)	For Mr. Firestone, Shares of Common Stock Beneficially Owned include 96,075 shares directly held and 11,771 shares vesting within 60 days of the Record Date.

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Compensation Discussion
and Analysis
This Compensation Discussion and Analysis describes RXO’s executive compensation program and the Compensation Committee’s process and rationale for making pay decisions in 2025. The Committee oversees our executive compensation program and uses a rigorous process to align pay with performance and drive stockholder value.
In this section, we explain the compensation decisions for the following named executive officers (“NEOs”), who were our only executive officers during 2025.

NEO	2025 ROLE
Drew Wilkerson	Chairman and Chief Executive Officer
Jamie Harris	Chief Financial Officer
Jeff Firestone	Chief Legal Officer

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2025 Company Performance Highlights
2025 was an important year for RXO, marking the first full year of combined results following the acquisition of Coyote Logistics.
RXO is now the third-largest provider of brokered freight transportation in North America. With the acquisition, we increased our scale, enhanced our market position, diversified our market segments, and broadened our customer base and carrier network.
Under the leadership of our NEOs, we moved quickly to integrate our people, operations, and technology.
We have also made significant progress over the last few years improving our cost structure. We have taken actions to achieve more than $155 million of annualized expense savings. This includes >$65 million of post-spin costs, >$60 million of operating expense synergies related to the Coyote acquisition, and an additional >$30 million cost savings initiative announced at the end of 2025. We’re optimizing our cost structure, operating more efficiently, and automating key processes.
While freight market conditions remained soft in 2025, RXO remains well positioned. We are focused on returning to growth, leveraging our scale, and outperforming the market. We’ll do that through our differentiated approach to sales and customer service, and our unified tech platform. In fact, we exited the year with strong momentum:
▪	In the fourth quarter of 2025, RXO’s late stage brokerage sales pipeline increased by more than 50% year-over-year.
▪	Managed Transportation was awarded more than $350 million in new freight under management in 2025, and its sales pipeline was approximately $1.4 billion as of December 31, 2025.
▪
In our Last Mile business, stops increased by 13% year-over-year. The most well-known retailers of big and bulky goods continue to turn to RXO for last mile delivery services largely due to our scale, network, technology, financial stability, and service.

Our Compensation Philosophy and Executive Compensation Program Objectives
RXO’s compensation philosophy underpins our compensation programs, which are designed to attract and retain talent, drive sustainable stockholder value, and ensure the responsible practices of Company leadership. The Compensation Committee believes this is accomplished by linking pay with individual and business performance, balancing short- and long-term business goals, rewarding growth, and offering competitive pay that retains high-performing leaders.
The compensation philosophy is guided by the following objectives:
▪	Attract and retain high-impact, results-oriented leaders who will contribute to RXO’s strategic goals.
▪	Establish a culture with ambitious expectations that incentivizes growth and long-term stockholder value and rewards performance.
▪	Maintain focus on the Company’s top priorities of profitable growth, innovation, operational excellence, and customer satisfaction.
▪	Incorporate stockholder feedback into the decision-making process of the RXO Compensation Committee.
The Compensation Committee assesses the performance of the executive officers and ensures that the compensation pay mix of the leaders is competitive and meets its objective to attract and retain the Company’s top talent and to maximize stockholder value.

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Compensation Governance Highlights
We have a compensation governance framework that the Committee and RXO leadership believe aligns with and reinforces the company’s compensation philosophy.

What We Do	What We Don’t Do

Pay for performance. We link executive pay to performance with a significant emphasis on variable compensation through a cash-based annual incentive plan and the grant of performance-based equity awards.
No exceptional perquisites. We do not offer supplemental benefits or significant perquisites for our NEOs beyond what is provided broadly to all RXO employees.
Clawback of Incentive Compensation. Adopted a recoupment policy in the event of any accounting restatement in accordance with Rule 10D-1 and exchange listing requirements.	No guaranteed pay. We do not offer guaranteed annual salary increases, or short-term or long-term incentive payments.
Stock ownership policies. We have significant stock ownership and stock retention requirements that encourage a strong ownership mindset.	No golden parachute excise tax gross-ups. We do not have agreements to increase the size of payments to offset tax liabilities in connection with a change of control.
Restrictive covenants. Our NEOs are subject to comprehensive non-competition and other restrictive covenants.	No incentive toward undue risk-taking. The incentive plans impose caps and use financial metrics that align with stockholder value creation.

Require double trigger vesting upon a change in control. The equity awards for the NEOs require either a qualifying termination of employment or failure of a buyer to assume the awards prior to vesting in connection with a change of control.
No pledging or hedging of company stock. Our insider trading policy prohibits pledging or holding company securities in a margin account. It also prohibits hedging transactions.
Prohibit automatic share replenishment. The long-term incentive plan has a fixed-share authorization and does not include an annual evergreen authorization for share replenishment.
No stock option repricing or discounted exercise price. RXO does not permit stock option repricing without stockholder approval or stock option awards with an exercise price below the fair market value.

Implement caps on incentive plans. The short-term and long-term incentive plans for the NEOs have a maximum payout against targets.	No consultant conflicts. The Committee retains an independent compensation consultant.

Stockholder Outreach and Engagement
We believe that regular stockholder engagement is key to strong corporate governance, and we recognize the value of engaging in constructive dialogue with stockholders on numerous topics, including business strategy, governance, executive compensation, corporate sustainability, and other important matters. We strive to continually improve in these areas, and we value the opportunity to hold ongoing engagement discussions with stockholders throughout the year. Our investor relations team engages regularly with both existing and prospective stockholders. Feedback from these sessions is shared with executive management and reflected in our strategic priorities. In 2025, our say-on-pay advisory vote received more than 95% approval.
The Compensation Committee’s Decision-Making Process
The Compensation Committee believes in a balanced approach between evaluating individual and company performance results against formulaic programs to ensure maximum alignment with stockholder interests. The decision-making process incorporates an element of discretion, allowing the Committee to utilize a balanced, multi-dimensional approach to NEO compensation that includes reviewing performance against goals.
Key Factors Considered in Determining Executive Compensation
The Committee has oversight in ensuring the executive compensation is effective and reasonable. To form a multi-dimensional view of executive compensation, the Committee balances the company’s progress against objectives with insights from several sources. Influential factors in determining executive compensation include:
▪	Company performance against target expectations;
▪
Insights from market intelligence to understand current executive pay levels and trending practices, as well as comparisons to our compensation peer group and other companies inside and outside the industry with a revenue size and/or business profile similar to RXO’s;

▪	Analysis of each executive’s current RXO stock holdings — both vested and unvested — as a representation of the realized and realizable pay accumulation;
▪	Evaluation of each executive’s performance, responsibilities, and contributions within their respective role; and,
▪	Company alignment with a pay-for-performance model.

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Peer Group for Executive Compensation Review
The Committee, with advice from its independent consultant, adopted a peer group to assist in measuring appropriate levels of compensation for Fiscal Year 2025. The compensation peer group is composed of companies with similar or adjacent business models that source talent from the same labor pools as RXO. In determining the peer group, the Committee used the following criteria: (i) company is operating within the trucking, air freight or logistics industry and is competitive with RXO, (ii) company is publicly traded on a major U.S. stock exchange, and (iii) company is within a reasonable size range of RXO, with certain companies falling outside of that range based on industry relevance.

PEER COMPANY NAME	TICKER	2025 Full-Year Revenue $ in millions(1)
ArcBest Corporation	ARCB	$4,010
C.H. Robinson Worldwide, Inc.	CHRW	$16,233
Covenant Logistics Group, Inc.	CVLG	$1,164
Hub Group, Inc.	HUBG	$3,729(2)
J.B. Hunt Transport Services, Inc.	JBHT	$11,999
Knight-Swift Transportation Holdings, Inc.	KNX	$7,470
Landstar System, Inc.	LSTR	$4,757
Marten Transport, Ltd.	MRTN	$884
Matson, Inc.	MATX	$3,345
Ryder System, Inc.	R	$12,665
Schneider National, Inc.	SNDR	$5,674
Universal Logistics Holdings, Inc.	ULH	$1,558
Werner Enterprises, Inc.	WERN	$2,974
Average (13)		$5,882
25th Percentile		$2,974
Median		$4,010
75th Percentile		$7,470
RXO, Inc.	RXO	$5,742
Percent Rank		67

(1)	Source: S&P Capital IQ (Filings/Press Releases as of March 27, 2026).
(2)
As of March 27, 2026, Hub Group, Inc. has delayed the filing of its Form 10-K for fiscal year 2025 due to the restatement of its financial statements for the first three quarters of 2025. Revenue reflects the most recently reported last twelve months results.

Pay Elements
Our executive compensation program includes three primary elements: base salary, annual short-term incentive awards, and long-term incentive awards. These elements are described in more detail below.

ELEMENT	PURPOSE	PAY-FOR-PERFORMANCE DESIGN
BASE SALARY	To attract and retain high-performing executives	▪	Fixed cash compensation considers experience, job scope, and market benchmarks.
SHORT-TERM INCENTIVE “STI”	To reward annual performance and individual contributions that support RXO’s strategy and results	▪	Payouts for 2025 were determined based on results of performance measurements against predetermined targets and strategic objectives.
		▪	See the description of the STI for 2025 below.
		▪	Payouts could range from zero to a maximum of 200% of target.
LONG-TERM INCENTIVE “LTI”	To retain key executives, focus on long-term value creation, and align executive compensation with outcomes for our stockholders	▪	The Committee designs LTI awards to motivate executives to achieve goals over an extended period.
		▪	The Committee takes a strategic approach to LTI design to align awards with the company’s strategy and stockholder returns.

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Pay for Performance Approach: Pay Mix
To reinforce the pay-for-performance element of our compensation philosophy, a significant portion of total compensation for our NEOs is incentive-based and aligned with our financial results and stock price. As contemplated by our compensation philosophy, this approach closely aligns our NEOs with company performance and the interests of our stockholders. For fiscal year 2025, approximately 91% of our CEO’s target compensation and 77% (on average) of the other NEOs’ target compensation were at risk – the largest portion of which is in equity compensation and based on the achievement of performance measures and stock price.

Drew Wilkerson
Chairman and CEO
Base
9%
STI
13%
RSUs
39%
PRSUs
39%
Long Term Incentives = 78%

Average
Other NEOs
RSUs
27%
Base
23%
STI
23%
PRSUs
27%
Long Term Incentives = 54%

Executive Compensation Elements and Outcomes For 2025
Annual Base Salary Compensation
On an annual basis, the Committee reviews base salaries relative to peer group compensation and may make periodic adjustments. For 2025, the Committee reviewed market and peer data in determining to increase the base salary for our CEO effective July 6, 2025. There were no changes in base salary for the other NEOs. The resulting 2025 annual base salaries after this change are set forth in the table below.

Executive Officer	2025 Annual Base Salary	2024 Annual Base Salary
Drew Wilkerson	$750,000	$663,000
Jamie Harris	$612,002	$612,002
Jeff Firestone	$535,500	$535,500

Annual STI Compensation
The annual STI awards are designed to reward individuals for performance and are contingent on the achievement of the Company’s financial and strategic goals. On an annual basis, the Committee reviews market and peer data to determine the STI target opportunity for our NEOs. For 2025, the Committee reviewed market and peer data to determine target STI opportunity for the NEOs. And there were no changes to Target STI (as a percentage of annual base salary) in 2025 for the NEOs. The table below reflects the 2025 annual STI opportunity for each NEO.

Executive Officer	Annualized Base Salary (Prorated for Increases)	Target STI (as a percentage of annual base salary)	Target STI Opportunity	Maximum STI	Maximum STI Opportunity
Drew Wilkerson	$705,665	150%	$1,058,498	2x Target	$2,116,996
Jamie Harris	$612,002	100%	$612,002	2x Target	$1,224,004
Jeff Firestone	$535,500	100%	$535,500	2x Target	$1,071,000

2025 STI Payout. For the 2025 performance year, the NEOs will receive a 2025 STI payout of 50% of their individual target opportunity. In 2025, RXO achieved 57.8% of target goal of Adjusted EBITDA (which was below the threshold level), 167.5% of target goal for Adjusted EBITDA conversion to Adjusted Free Cash Flow (“Adjusted Free Cash Flow Conversion”) and

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200% of target goal for cost synergy savings (“Cost Synergy savings”). However, since Adjusted EBITDA was not achieved, the Adjusted Free Cash Flow Conversion and Cost Synergy savings achieved amount was capped at 100%. (Adjusted EBITDA and Adjusted Free Cash Flow Conversion are non-GAAP metrics; see Annex A for further information regarding these metrics.)
The annual STI payout is paid in cash and may range from 0% to 200% of target. The Committee reserves a discretionary right to increase or reduce the STI payouts based on individual performance or significant strategic achievements but no adjustments other than the caps noted were made for 2025. Payout is subject to the NEO remaining employed as of the payment date.
Below is a summary of our NEOs’ 2025 total annual STI compensation outcomes and the 2025 STI performance metrics.

Executive Officer	Annualized Base Salary, Prorated	Target STI Opportunity	Actual STI Achievement	Actual Total STI Payout
Drew Wilkerson	$705,665	$1,058,498	50%	$529,249
Jamie Harris	$612,002	$612,002	50%	$306,001
Jeff Firestone	$535,500	$535,500	50%	$267,750

2025 STI Metrics	Metric Weighting	STI Metric Achieved	Discretion Applied	FINAL STI Achieved Approved
Adjusted EBITDA	50%	0%	n/a	0%
Adjusted Free Cash Flow Conversion	25%	167.5%	100% cap	100%
Cost Synergy Savings	25%	200%	100% cap	100%
Metrics Total %	100%	91.9%		50%

LTI Compensation
Our LTI program is designed to use equity awards to motivate our executives to achieve business goals, retain executive talent, and reward performance over an extended period by tying a significant portion of our NEOs’ compensation to the interest of our stockholders.
2025 LTI Design. For 2025, the Committee adopted and approved an LTI program design that aligns our executive compensation with the Company’s compensation philosophy – further linking pay with performance and building sustainable stockholder value through long-term strategic priorities.
The 2025 design consists of two equity award vehicles – performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“RSUs”). The Committee believes that placing more pay at risk incentivizes outperformance through the achievement of long-term goals while aligning the NEO interests toward stockholder return and value creation.
The LTI stock award mix consists of the following components for each of the NEOs:

50% PRSUs – based 100% on the achievement of relative total shareholder return (“TSR”) versus the S&P Transportation Select Industry Index (“Comparator Index”) with a cliff vesting on the third anniversary of the grant date; and

50% RSUs – vesting one-third on each of the first three anniversaries of the grant date.
This balanced mix of performance- and time-based awards reflects the Committee’s desire to emphasize performance while also supporting retention through multi-year vesting.
The 2025 PRSU grant consists of three one-year performance periods using the average 30-day price at the beginning and end of each calendar year over the life of the awards. The earned amount of PRSUs is based on the percentile achievement against the Comparator Index in each performance period with 100% of the earned shares vesting on the third anniversary of the grant date, generally subject to the continued employment of each NEO.
The achievement of the PRSUs is determined by a differentiated payout scale as compared to our compensation peer group. The payout scale has a threshold starting at the 55th percentile and a maximum achievement at the 90th percentile, ranging from 0% payout below the 55th percentile and a cap of 225% at the 90th percentile. Straight-line interpolation is applied between the payout percentages, and a cap of 100% is imposed if RXO’s TSR is negative.
The Committee continues to believe relative TSR is the most direct long-term alignment metric, particularly in cyclical freight markets.

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Relative TSR Percentile	Payout Percentage
≥90th Percentile	225%
55th Percentile	100%
<55th Percentile	0%
Straight-line Interpolation between the amounts. Cap of 100% if RXO’s TSR is negative

2025 LTI Grants. In February 2025, the Committee approved the annual LTI awards for each of the NEOs. The table below shows the economic value of the approved targets for the annual LTI grants for each NEO. The number of shares for each of the RSUs and PRSUs at target (as shown in the Grants of Plan-Based Awards table below) was determined by taking the approved target value and dividing by the closing price on the grant date. The grant date fair value reported in the Summary Compensation Table for the PRSUs is different due to the accounting valuation for the PRSUs. RXO engages with a third-party consultant to provide the valuation of the PRSUs using a Monte Carlo simulation technique in accordance with ASC Topic 718 requirements.

NEO	PRSUs	RSUs
Drew Wilkerson	$3,250,000	$3,250,000
Jamie Harris	$800,000	$800,000
Jeff Firestone	$550,000	$550,000

2025 and 2024 PRSU Award’s Performance Periods and Earned PRSUs. Earned PRSUs are based 100% on the achievement of relative TSR versus the Comparator Index using the average 30-day price at the beginning and end of each calendar year, with 100% vesting on the third anniversary of the grant date. The tables below are a summary of the completed performance period results for the 2025 and 2024 PRSUs, with the earned shares vesting in 2028 and 2027, respectively, generally subject to continued employment

2025 PRSU Award – Performance Periods	RXO TSR	Comparator Ranking	Percentile Rank	Earned Percentage
FY 2025 Tranche 1 (one-third)	(45.41)%	44th of 44 Companies	Bottom	0%
FY 2026 Tranche 2 (one-third)	Future Performance Period(s)
FY 2027 Tranche 3 (one-third)
February 28, 2028	100% Cliff Vesting of Earned Shares

2024 PRSU Award – Performance Periods	RXO TSR	Comparator Ranking	Percentile Rank	Earned Percentage
FY 2024 Tranche 1 (one-third)	19.02%	15th of 43 Companies	67th Percentile	142%
FY 2025 Tranche 2 (one-third)	(45.41)%	44th of 44 Companies	Bottom	0%
FY 2026 Tranche 3 (one-third)	Future Performance Period
March 22, 2027	100% Cliff Vesting of Earned Shares

OUR EXECUTIVE COMPENSATION GOVERNANCE FRAMEWORK
Stock Ownership Policy
We believe that NEOs and the Board of Directors should have a significant stake in RXO. The stock ownership guidelines we have adopted are designed to encourage long-term focus on performance, align the interests of its executives and directors with those of its stockholders, and mitigate a number of risks, including those related to attrition and undue risk-taking.
Guidelines
Stock ownership guidelines are expressed as a multiple of annual base salary (NEOs) or annual cash retainer (directors) in the form of RXO stock, as follows:
▪	Chairman and Chief Executive Officer: The Chairman and CEO is expected to achieve and maintain six times the annual base salary.
▪	Other Named Executive Officers: The non-CEO NEOs are expected to achieve and maintain three times the annual base salary.
▪	Board of Directors: The directors are expected to achieve and maintain five times the annual cash retainer.
Compliance with our stock ownership guidelines is generally determined using the aggregate count of shares of common stock held directly or indirectly by the covered individuals, plus unvested restricted stock units subject solely to time-based vesting and, for directors, vested restricted stock units subject to deferred delivery. Stock options, whether vested or

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unvested, and equity-based awards subject to performance-based vesting conditions, are not counted toward meeting stock ownership guidelines until they have settled or been exercised, as applicable. Covered individuals have five years to come into compliance with the guidelines from the date they start in the position that is subject to ownership requirements or join the Board.
As of the Record Date, each covered individual complied with our stock ownership guidelines.
Clawback Policy
RXO has adopted a clawback policy for the recoupment of incentive-based compensation for the NEOs. The clawback policy applies in the event of any accounting restatement due to the Company’s material noncompliance with financial reporting requirements in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and with New York Stock Exchange listing requirements. The NEOs are covered and subject to this clawback policy, even if an executive officer had no responsibility for the financial statement errors that required restatement.
This clawback policy covers all incentive-based compensation (including any cash or equity compensation) that is granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure. It applies to any incentive-based compensation received by an executive officer during the period consisting of any of the three completed fiscal years immediately preceding the date that the Company’s Board (or its Audit Committee) concludes, or reasonably should have concluded, that the Company is required to prepare a restatement or the date that a court, regulator, or other legally authorized body directs the Company to prepare a restatement.
Additional clawback provisions apply to the CEO and CFO as required by Section 304 of the Sarbanes-Oxley Act of 2002 if a restatement is due to the material noncompliance of the Company as a result of misconduct.
Role of the Committee
The Compensation Committee is responsible for approving our compensation practices and oversees the executive compensation program for our NEOs in a manner that is consistent with RXO’s compensation philosophy. The Committee comprises independent, non-employee members of the Board. The Committee acts independently but works closely with the Board, its independent consultant, and with management to examine the effectiveness of the Company’s incentive and executive compensation programs throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter. The Committee makes all final compensation and equity award decisions regarding our NEOs.
Role of Management
Members of our management team provide input to the Committee and attend portions of meetings where executive compensation is discussed and evaluated. Our chairman and chief executive officer, Mr. Wilkerson, provides recommendations for proposed compensation actions with respect to our executive team, but not with respect to his own compensation. The Committee carefully and independently reviews the recommendations of NEO pay and consults its independent advisor before making final determinations. Independent members of the Committee make all final determinations regarding CEO compensation. We believe this process ensures our executive compensation program effectively aligns with RXO’s compensation philosophy and stockholder interests.
Role of the Committee’s Independent Compensation Consultant
The Committee retained Pearl Meyer & Partners, LLC as its independent advisor. Among other things, the Committee’s independent advisor consults on compensation and governance matters, monitors trends and evolving market practices in executive compensation, and provides general advice and support to the Committee and the Committee’s chair. In 2025, Pearl Meyer supported the Committee by reviewing the peer group companies, the go-forward LTI award terms and design, benchmarking analysis, and incentive plan risk assessment; and by reviewing the content of this Compensation Discussion and Analysis.
The Committee considered Pearl Meyer’s independence in light of applicable SEC rules and NYSE listing standards. After considering the absence of any relationships with management and members of the Committee, as well as Pearl Meyer’s internal policies and other information provided to the Committee, the Committee determined that no conflicts of interest existed that would prevent the firm from serving as its independent compensation consultant.
OTHER COMPENSATION-RELATED ITEMS
Equity Granting Policy
All equity awards to NEOs are approved by the Committee with a grant date determined at the time of approval. The Committee does not target a specific time during the year to make equity grants, but grant dates are no earlier than the date of Committee approval.

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Benefits
Our NEOs generally are provided with the same benefits as are offered to other eligible employees, including participation in the RXO, Inc. 401(k) Plan and insurance benefit programs.
Agreements with NEOs
We believe it’s in the best interests of our company to enter into agreements with our NEOs that allow the Committee to exercise discretion in designing incentive compensation programs. In addition, we have adopted an executive severance plan, which we believe balances our desire not to engage in case-by-case negotiations with respect to executive departures with potential costs to RXO, and the importance of having a severance plan to our ability to attract and retain talented executives. The material compensation-related terms of these agreements and plan are described under the heading “Narrative Description of Arrangements with NEOs” in the section that follows this Compensation Discussion and Analysis.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. As a general matter, while tax deductibility is one of several relevant factors that may be considered by the Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) should not compromise RXO’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.
Risk Assessment of Incentive Compensation Programs
The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Compensation Committee ensures the Company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the Company’s stockholders while holding our senior leadership team accountable. The Compensation Committee believes that the Company’s compensation policies and practices for its employees are not reasonably likely to give rise to risk that would have a material adverse effect on the Company. In reaching this conclusion, we considered the following:
▪
the Compensation Committee consists solely of independent non-employee directors, and the Compensation Committee has engaged an independent, external compensation consultant to assist with creating the executive compensation program;

▪	our executive compensation program is heavily weighted toward variable compensation that is capped at market-prevalent levels;
▪	we have adopted a stock ownership policy for executive officers, which requires them to own meaningful levels of the company’s stock; and
▪	we have adopted an insider trading policy, which prohibits pledging and hedging of company securities.
As part of its ongoing governance practices, the Compensation Committee reviews an executive compensation risk assessment conducted by the Board’s independent compensation consultant. Based on this analysis, the Committee determined that the design and structure of the Company’s executive compensation program do not encourage excessive risk-taking or create elements that are likely to result in a material adverse impact on the Company. The Committee believes this review is an important safeguard in ensuring that the Company’s executive compensation practices support long-term value creation while appropriately managing risk.
For these reasons, the Committee has concluded that the programs by which our executives are compensated strike an appropriate balance between short- and long-term compensation and incentivize our executives to act in a manner that prudently manages enterprise risk.
COMPENSATION COMMITTEE REPORT
The following statement made by the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Committee reviewed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on this review and the resulting discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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COMPENSATION COMMITTEE:
Adrian Kingshott, Chair
Mary Kissel
Stephen Renna
Troy Cooper
In 2025, the Compensation Committee members were Adrian Kingshott (chair), Mary Kissel, Stephen Renna and Troy Cooper.
Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs for the year ended December 31, 2025.

Name	Year	Salary ($)	Bonus ($)	Stock Grants ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Drew Wilkerson Chairman and Chief Executive Officer	2025	703,154	0	6,339,646	529,249	17,500	7,589,549
	2024	659,500	0	6,514,251	497,250	17,250	7,688,251
	2023	650,000	0	5,000,007	0	13,200	5,663,207
Jamie Harris Chief Financial Officer	2025	612,002	0	1,560,545	306,001	17,500	2,496,048
	2024	608,771	0	1,603,513	306,001	17,250	2,535,535
	2023	600,002	0	1,350,017	0	13,035	1,963,054
Jeff Firestone Chief Legal Officer	2025	535,500	0	1,072,879	267,750	17,500	1,893,629
	2024	532,673	0	1,453,191	714,893	17,250	2,718,007
	2023	525,000	0	1,000,018	0	0	1,525,018

(1)
Represents the aggregate grant date fair value of awards granted in the applicable year in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation–Stock Compensation. For more information on assumptions used in the calculation of the grant date fair value, see Notes 2 and 14 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)
This column includes the annual STI payments, if any, for company performance during the applicable fiscal year paid early in the following year. See the “Compensation Discussion and Analysis” above for a description of this plan and performance for 2025.

(3)
The 2025 amounts include the following: for Mr. Wilkerson, $17,500 in company-matching 401(k) contributions; for Mr. Harris, $17,500 in company-matching 401(k) contributions; and for Mr. Firestone, $17,500 in company-matching 401(k) contributions.

(4)
Amounts reported in the “All Other Compensation” column for 2024 and 2023 have been revised to correct previously reported amounts and to conform to SEC disclosure requirements. The revised amounts reflect company matching contributions under the Company’s 401(k) plan, and certain broad-based employee benefits previously included have been removed.

Grants of Plan-Based Awards
The following table sets forth additional details regarding grants of equity and non-equity plan-based awards. The table below includes awards that were granted by RXO in 2025, as described below.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Drew Wilkerson	2/28/2025	PRSU	—	—	—	158,769	158,769	357,231	—	3,089,645
	2/28/2025	RSU	—	—	—	—	—	—	158,769	3,250,001
		STI	—	1,058,498	2,116,996
Jamie Harris	2/28/2025	PRSU	—	—	—	39,082	39,082	87,935	—	760,536
	2/28/2025	RSU	—	—	—	—	—	—	39,082	800,009
		STI	—	612,002	1,224,004
Jeff Firestone	2/28/2025	PRSU	—	—	—	26,869	26,869	60,456	—	522,871
	2/28/2025	RSU	—	—	—	—	—	—	26,869	550,008
		STI	—	535,500	1,071,000

(1)
Reflects the possible opportunity for an annual performance payout under the short-term incentive (STI) program for company performance, which is discussed in the “Compensation Discussion and Analysis” section above. Actual payouts are reflected in the Summary Compensation Table.

(2)
Represents annual grants of PRSUs that will vest on February 28, 2028, based 100% on relative TSR versus the Comparator Index, generally subject to continued employment through the vesting date. The payout scale has a threshold starting at the 55th percentile and a maximum achievement at the 90th percentile, ranging from 0% payout below the 55th percentile and a cap of 225% at the 90th percentile.

(3)	Represents annual grants of RSUs that will vest one-third on each of the first three anniversaries of the grant date.

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Narrative Description of Arrangements with NEOs
RXO Severance Plan. The NEOs are eligible participants under the RXO severance plan.
Pursuant to the severance plan, any RXO executive officer whose employment is terminated without “cause” at any time, other than within the two years following a “change in control” (as such terms are defined in the severance plan) of RXO, would be entitled to receive (subject to the officer’s execution of a release of claims in favor of RXO and continuing compliance with the officer’s confidential information protection agreement that includes restrictive covenants relating to confidentiality, ownership of intellectual property, non-hire and non-solicitation of employees, non-solicitation of customers, non-competition and non-disparagement):
▪	continuation of annual base salary for 18 months (for the Chief Executive Officer) or 12 months (for other executive officers);
▪	a prorated target annual bonus for the year of termination (the “Prorated Bonus”); and
▪
up to 18 months (for the Chief Executive Officer) or 12 months (for other executive officers) of healthcare benefit coverage continuation at the active employee rate for healthcare benefit coverage or a cash payment in lieu thereof (the “Healthcare Benefit”).

Pursuant to the severance plan, any RXO executive officer whose employment is terminated without “cause” or who resigns for “good reason” on, or within the two years following, a “change in control” (as such terms are defined in the severance plan) of RXO, would be entitled to receive (subject to the officer’s execution of a release of claims in favor of RXO and continuing compliance with the officer’s confidential information protection agreement or other similar contractual obligations):
▪
a lump sum cash severance payment equal to two and one-half times (for the Chief Executive Officer) and two times (for other executive officers) the sum of (a) the officer’s annual base salary and (b) the officer’s target annual bonus;

▪	the Prorated Bonus; and
▪	the Healthcare Benefit.
The severance plan provides that, in the event that the payments and benefits to any participant in connection with a change in control, whether pursuant to the severance plan or otherwise, would be subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, then the participant will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the participant.
Cash severance payable under the severance plan will be offset by any other severance payments to which the officer is entitled in respect of the applicable termination of employment, including pursuant to the RXO confidential information protection agreement, as applicable, which provides for payments of the RXO executive officer’s base salary for the duration of his or her post-termination non-compete period.
Equity Award Provisions. The RXO 2022 Omnibus Incentive Compensation Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of RXO, awards will be assumed and replaced by awards of equivalent value in connection with the change of control and such assumed awards will have so-called “double trigger” vesting provisions, such that the awards will vest in full and become immediately exercisable upon qualifying terminations of employment during the two-year period following the change of control. However, in the event that awards are not replaced with awards of equivalent value, the vesting of the awards will generally accelerate immediately prior to the change of control. Other terms of the equity award agreements are described under the “Potential Payments Upon Termination or Change of Control” table below.
Restrictive Covenants. Under the NEO confidential information protection agreements, as applicable, the applicable NEO is generally subject to the following restrictive covenants: employee and customer non-solicitation during employment and for a period of two years thereafter; confidentiality and non-disparagement during employment and thereafter; and non-competition during employment and for a minimum period of 24 months thereafter.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding RXO stock awards held by our NEOs as of December 31, 2025. There were no stock option awards outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Drew Wilkerson(2)(5)	605,967	7,659,423	158,614	2,004,881
Jamie Harris(3)(6)	233,598	2,952,679	39,043	493,504
Jeff Firestone(4)(7)	134,734	1,703,038	29,683	375,193

(1)	The values reflected in these columns were calculated using $12.64, the closing price of RXO stock on the NYSE on December 31, 2025, the last trading day of our fiscal year 2025.
(2)
“Number of Shares or Units of Stock That Have Not Vested” for Mr. Wilkerson, consists of (x) 185,863 PRSUs whose performance condition was satisfied upon the spin-off and continue to vest in equal installments on May 2, 2026 and 2027; (y) 74,932 PRSUs representing the tranche of the 2024 PRSUs tied to 2024 RXO relative TSR versus the Comparator Index which was met at 142% of target and will vest on March 22, 2027; and (z) an aggregate of 345,172 RSUs with the following vesting dates: 80,867 vesting on February 23, 2026; 52,923 on February 28, 2026; 52,923 on February 28, 2027; 52,923 on February 28,2028; 52,768 vesting on March 22, 2026; and 52,768 vesting on March 22, 2027.

(3)
“Number of Shares or Units of Stock That Have Not Vested” for Mr. Harris, consists of (x) 128,258 PRSUs whose performance condition was satisfied upon the spin-off and continue to vest in equal installments on September 26, 2026 and 2027; (y) 18,446 PRSUs representing the tranche of the 2024 PRSUs tied to 2024 RXO relative stockholder return versus the Comparator Index which was met at 142% of target and will vest on March 22, 2027; and (z) an aggregate of 86,894 RSUs with the following vesting dates: 21,834 on February 23, 2026; 12,989 on March 22, 2026; and 12,989 on March 22, 2027; 13,028 on February 28, 2026; 13,027 on February 28, 2027; and 13,027 on February 28, 2028.

(4)
“Number of Shares or Units of Stock That Have Not Vested” for Mr. Firestone, consists of (x) 51,432 PRSUs whose performance condition was satisfied upon the spin-off and continue to vest in equal installments on August 22, 2026 and 2027; (y) 16,717 PRSUs representing the tranche of the 2024 PRSUs tied to 2024 RXO relative stockholder return versus the Comparator Index which was met at 142% of target and will vest on March 22, 2027; and (z) an aggregate of 66,585 RSUs with the following vesting dates: 16,174 on February 23, 2026; 11,771 on March 22, 2026; and 11,771 on March 22, 2027; 8,957 on February 28, 2026; 8,956 on February 28, 2027; and 8,956 on February 28, 2028.

(5)
“Number of Unearned Shares, Units or Other Rights That Have Not Vested” for Mr. Wilkerson, consists of 52,768 PRSUs (at target performance level) which will vest on March 22, 2027, in an amount based on achievement of RXO relative TSR versus the Comparator Index in 2026 (representing the one remaining unearned tranche of the 2024 PRSUs) and 105,846 PRSUs (at target performance level) which will vest on February 28, 2028 in an amount based on achievement of RXO relative TSR versus the Comparator Index in 2026 and 2027 (representing the two remaining unearned tranches of the 2025 PRSUs). The portion of the 2024 and 2025 PRSUs which were based on achievement of RXO relative TSR versus the Comparator Index in 2025 did not meet the minimum performance requirements and were forfeited.

(6)
“Number of Unearned Shares, Units or Other Rights That Have Not Vested” for Mr. Harris, consists of 12,989 PRSUs (at target performance level) which will vest on March 22, 2027, in an amount based on achievement of RXO relative TSR versus the Comparator Index in 2026 (representing the one remaining unearned tranche of the 2024 PRSUs) and 26,054 PRSUs (at target performance level) which will vest on February 28, 2028 in an amount based on achievement of RXO relative TSR versus the Comparator Index in 2026 and 2027 (representing the two remaining unearned tranches of the 2025 PRSUs). The portion of the 2024 and 2025 PRSUs which were based on achievement of RXO relative TSR versus the Comparator Index in 2025 did not meet the minimum performance requirements and were forfeited.

(7)
“Number of Unearned Shares, Units or Other Rights That Have Not Vested” for Mr. Firestone, consists of 11,771 PRSUs (at target performance level) which will vest on March 22, 2027, in an amount based on achievement of RXO relative TSR versus the Comparator Index in 2026 (representing the one remaining unearned tranche of the 2024 PRSUs) and 17,912 PRSUs (at target performance level) which will vest on February 28, 2028 in an amount based on achievement of RXO relative TSR versus the Comparator Index in 2026 and 2027 (representing the two remaining unearned tranches of the 2025 PRSUs). The portion of the 2024 and 2025 PRSUs which were based on achievement of RXO relative TSR versus the Comparator Index in 2025 did not meet the minimum performance requirements and were forfeited.

Option Exercises and Stock Vested
The following table sets forth the RXO stock awards that vested for our NEOs during 2025. There were no stock options exercised.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Drew Wilkerson	230,238	4,038,767
Jamie Harris	98,954	1,639,325
Jeff Firestone	70,923	1,262,855

(1)	The values reflected in the column were calculated by multiplying the number of shares vested by the closing price of the Company's common stock on the NYSE on the applicable vesting date.

39	©2026 RXO, Inc.

Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts of compensation that would be due to each of the NEOs upon the termination events as summarized below, as if each such event had occurred on December 31, 2025. The amounts shown below are estimates of the payments that each NEO would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event. Also see “Narrative Description of Arrangements with NEOs” above for a description of these arrangements.

Name and Event	Cash Severance Payment ($)	Continuation of Group Health Coverage ($)	Value of Accelerated Equity Awards ($)	Total ($)
Drew Wilkerson
Qualifying Termination(1)	2,250,000	27,664	3,689,565	5,967,229
Qualifying CIC Termination(2)	5,812,500	27,664	11,000,238	16,840,402
Disability(3)			8,502,511	8,502,511
Death(4)			11,000,238	11,000,238
Jamie Harris
Qualifying Termination(1)	1,224,004	18,443	951,198	2,193,645
Qualifying CIC Termination(2)	3,060,010	18,443	3,775,037	6,853,490
Disability(3)			2,113,787	2,113,787
Death(4)			3,775,037	3,775,037
Jeff Firestone
Qualifying Termination(1)	1,071,000	4,100	715,007	1,790,107
Qualifying CIC Termination(2)	2,677,500	4,100	2,340,245	5,021,845
Disability(3)			1,660,466	1,660,466
Death(4)			2,340,245	2,340,245

(1)
A Qualifying Termination means an involuntary termination without cause, resulting in the severance benefits described in the severance plan. Under the equity award agreements, the vesting of a pro-rata amount of the outstanding equity awards is accelerated in the event of the NEO's Qualifying Termination. For founder awards originally granted by XPO prior to the spin-off, a qualifying termination for pro-rated vesting includes a resignation under specified circumstances, representing the following amounts: Mr. Wilkerson $785,247; Mr. Harris $215,424; and Mr. Firestone $117,552.

(2)
A Qualifying CIC Termination means an involuntary termination without cause, or resignation for good reason, following a change in control, resulting in the severance benefits described in the severance plan. Under the equity award agreements, the vesting of outstanding equity awards is accelerated in the event of the NEO's Qualifying CIC Termination.

(3)
Disability means permanent and total disability as determined under the Company’s long-term disability plan applicable to the NEO, or if there is no such plan applicable to the NEO, Disability means a determination of total disability by the Social Security Administration; provided that, in either case, the NEO's condition also qualifies as a disability for purposes of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended, with respect to any Award subject to Section 409A. Under certain award agreements, the vesting of equity awards is accelerated in the event of the NEO's termination of service due to Disability.

(4)	Under the equity award agreements, the vesting of equity awards is accelerated in the event of the NEO's death.
CEO PAY RATIO DISCLOSURE
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our CEO to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.
▪
The median employee was identified by calculating the 2025 cash compensation for employees excluding the CEO. For this purpose, cash compensation included all earnings paid to each employee during the calendar year, including base salary and wages, bonuses, commissions, overtime, and holiday or PTO pay. Compensation was converted into U.S. dollars using the average currency conversion rates during December 2025.

▪
For the purpose of this calculation, we looked at 6,870 RXO employees globally as of December 31, 2025, including 5,735 U.S. employees and 1,135 non-U.S. employees. This employee group included full-time and part-time employees.

After identifying the median employee as described above, we calculated the annual total compensation for this employee using the same methodology we used for our CEO in the 2025 Summary Compensation Table. This compensation calculation includes, where applicable, base salary and wages, bonuses, commissions, overtime, holiday or PTO pay, equity awards, and 401(k) company match. The compensation for our median employee was $59,558 and the compensation for our company’s CEO was $7,589,549.
Based on the above information, we reasonably estimate that for 2025 our CEO’s annual total compensation was approximately 127 times that of the median of the annual total compensation of all our employees excluding the CEO. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of seasonal and part-time employees, and distribution of employees across geographies. We seek to attract, incentivize and retain our employees through a combination of competitive base pay, bonus opportunities, 401(k) contributions, and other benefits.

40	©2026 RXO, Inc.

Pay Versus Performance (“PVP”) Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information regarding the relationship between executive compensation and the financial performance of the Company since our spin-off in November 2022.

					Year-end value of $100 invested on 11/01/2022 in:
Year	SCT Total for CEO (a) $	CAP to CEO (a)(b) $	Average SCT Total for Non-CEO NEOs (a) $	Average CAP to Non-CEO NEOs (a)(b) $	RXO (c) $	Dow Jones Transportation Average (c) $	Net Income (Loss) (millions) (d) $	Adjusted EBITDA (millions) (e) $
2025	7,589,549	(3,452,934)	2,194,838	(1,080,824)	66.32	128.37	(100)	109
2024	7,688,251	9,353,777	2,626,771	3,239,455	125.08	117.56	(290)	118
2023	5,663,207	8,401,040	1,744,036	3,001,868	122.04	117.59	4	132
2022	11,035,672	8,374,864	4,905,970	4,942,624	90.24	99.05	92	306

(a)
Amounts shown are the total compensation as calculated in the Summary Compensation Table (or “SCT”), for the CEO (Mr. Wilkerson) and the average for our non-CEO NEOs (which are Mr. Harris and Mr. Firestone for all years). As discussed in Footnote (4) to the SCT, amounts reported for 2024 and 2023 have been revised to correct previously reported amounts and to conform to SEC disclosure requirements.

(b)
Amounts shown reflect “compensation actually paid” (or “CAP”) for the CEO and the average CAP for our non-CEO NEOs, calculated in accordance with SEC rules, including the impact of the aforementioned SCT revisions for 2024 and 2023. As required, the dollar amounts include (among other items) unvested amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either individual during the applicable years. The adjustments made to the SCT to determine CAP (with fair value measured at year-end rather than at grant) are shown in the table below. In some cases, the equity awards reflected in these calculations were originally granted by XPO but converted to RXO awards upon the spin-off. Equity awards for Mr. Wilkerson that remained with XPO (as described in the “Compensation Discussion and Analysis” section in the 2022 Proxy statement) are not included because they do not reflect compensation actually paid by RXO.

	CEO				Average Other NEOs
	2025	2024	2023	2022	2025	2024	2023	2022
Total Compensation from SCT	$7,589,549	$7,688,251	$5,663,207	$11,035,672	$2,194,838	$2,626,771	$1,744,036	$4,905,970
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	($6,339,646)	($6,514,251)	($5,000,007)	($9,262,804)	($1,316,712)	($1,528,352)	($1,175,018)	($3,499,382)
Year-end fair value of unvested awards granted in the current year	$3,591,307	$8,215,733	$5,642,899	$6,601,996	$745,886	$1,927,553	$1,326,099	3,536,036
Year-over-year difference of year-end fair values for unvested awards granted in prior years	($6,874,084)	$255,507	$1,971,082	n/a	($2,130,998)	$105,216	$1,057,417	n/a
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	($1,420,060)	($291,463)	$123,859	n/a	($573,838)	$108,267	$49,334	n/a
Compensation Actually Paid (as calculated)	($3,452,934)	$9,353,777	$8,401,040	$8,374,864	($1,080,824)	$3,239,455	$3,001,868	$4,942,624

(c)
Pursuant to SEC rules, TSR reflects the cumulative return on a $100 investment made on November 1, 2022, the date on which RXO became a standalone publicly traded company, through December 31, 2025, assuming reinvestment of dividends. As permitted by SEC rules, the peer group used for TSR comparison in this table is the Dow Jones Transportation Average.

(d)	Reflects after-tax net income attributable to stockholders prepared in accordance with GAAP for the year shown.
(e)
Adjusted EBITDA is the financial measure, which, in the Company’s assessment, represents for 2025 the most important performance measure used to link compensation actually paid to our CEO and other NEOs to the Company’s performance. Adjusted EBITDA is a non-GAAP financial measure further defined under Annex A.

Most Important Financial Measures. We are required to list the most important measures used by the Company to link compensation actually paid to our NEOs for 2025 to Company performance. For further information on our executive compensation program, please see the “Compensation Discussion and Analysis” section above.
▪	Adjusted EBITDA
▪	TSR (relative and absolute)
▪	Adjusted Free Cash Flow Conversion
Relationship between Pay and Performance. We became a standalone public company in 2022. CAP, as required under SEC rules, reflects adjustments to the values of equity awards, including based on year-end stock prices, but does not reflect actual amounts paid out for those awards. As a result, CAP generally fluctuates depending on stock price, which may track our TSR. Net income is not a measure under our compensation program for 2025, but Adjusted EBITDA, Adjusted EBITDA conversion to Adjusted Free Cash Flow and Cost Synergy savings were the performance goals under our cash-based Annual Incentive Plan.

41	©2026 RXO, Inc.

The following charts illustrate the relationship between CAP to our CEO and Non-CEO NEOs, and our Company’s TSR, Adjusted EBITDA and Net Income performance over the reporting period.

42	©2026 RXO, Inc.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS
The following table sets forth information as of December 31, 2025, regarding compensation plans under which equity securities are authorized for issuance.
Equity Compensation Plan Information

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity Compensation Plans Approved by Security Holders
RXO, Inc. 2022 Omnibus Incentive Compensation Plan	3,285,230	$0.00	4,275,525
Equity Compensation Plans Not Approved by Security Holders
Total	3,285,230 (1)	$0.00	4,275,525

(1)
Includes 1,671,022 RSUs that were issued with no exercise price, 107,833 deferred stock units converted from XPO awards upon the spin-off of RXO from XPO in November 2022, 581,519 PRSUs that have been earned and remain subject to vesting conditions with no exercise price, and 924,856 PRSUs at target performance levels that were issued with no exercise price and may not ultimately vest if certain performance goals are not met.

43	©2026 RXO, Inc.

Audit-Related Matters
AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Audit Committee currently consists of Mr. Szlosek (chair), Ms. Breves, Mr. Cooper and Ms. Nettles.
The Board of Directors has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of NYSE, our Audit Committee charter, and the independence standards set forth in RXO, Inc.’s Corporate Governance Guidelines. The Board of Directors has also determined that Mr. Szlosek qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. As described more fully below, in carrying out its responsibilities, the Audit Committee relies on management and RXO’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.rxo.com.
In accordance with our charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in several areas. These responsibilities include, among others, oversight of: (i) RXO’s accounting and financial reporting processes, including its systems of internal controls over financial reporting and disclosure controls, (ii) the integrity of RXO’s financial statements, (iii) RXO’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of RXO’s outside auditors, (v) the performance of RXO’s outside auditors and internal audit function and (vi) related party transactions. Management is responsible for RXO’s financial statements and the financial reporting process, including the system of internal controls over financial reporting. We are solely responsible for selecting and reviewing the performance of RXO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of RXO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for these services, and discussing with the outside auditors any relationships or services that may impact their objectivity and independence.
In fulfilling our oversight role, we met and held discussions, both together and separately, with RXO’s management and Deloitte & Touche LLP (“Deloitte”), RXO’s independent registered public accounting firm for the 2025 fiscal year audit. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and Deloitte, both together and separately, in advance of the public release of operating results and filing of annual and quarterly reports with the SEC. We discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and reviewed a letter from Deloitte disclosing such matters.
Deloitte also provided us with the written disclosures and letter required by applicable requirements of the PCAOB regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with Deloitte matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. Deloitte has confirmed its independence, and we determined that Deloitte’s provision of non-audit services to RXO is compatible with maintaining its independence. We also reviewed a report by Deloitte describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.
Based on our review and discussion of RXO’s audited consolidated financial statements with management and Deloitte, and Deloitte’s report on such financial statements, and based on the discussions and written disclosures described above, and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in RXO’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
AUDIT COMMITTEE:
Thomas Szlosek, Chair
Christine Breves
Troy Cooper
Michelle Nettles

44	©2026 RXO, Inc.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY THE OUTSIDE AUDITORS
The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all services provided by our outside auditors during 2025 and 2024 and the fees paid for such services.
SERVICES PROVIDED BY THE OUTSIDE AUDITORS
As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation, and termination of our outside auditors.
The following table shows the fees for audit and other services provided by Deloitte for the fiscal years 2025 and 2024.

Fee Category	2025	2024
Audit Fees	$2,701,379	$3,004,046
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,790	3,790
Total Fees	$2,705,169	$3,007,836

Audit Fees. This category includes fees for professional services rendered by Deloitte for 2025 and 2024, for the audits of our financial statements included in our Annual Report on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, and comfort letters.
Audit-Related Fees. This category includes fees for services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting. There were no such fees for 2025 and 2024.
Tax Fees. This category includes fees billed for professional services rendered in connection with general tax consulting services. There were no such fees for 2025 and 2024.
All Other Fees. This category represents fees for all other services or products provided and not covered by the categories above.

45	©2026 RXO, Inc.

Proposals to be Presented at the Annual Meeting
Proposal 1: Election of Directors
Our Board of Directors has nominated for election at the Annual Meeting each of the following persons to serve as directors until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified:
Drew Wilkerson
Christine Breves
Troy Cooper
Adrian Kingshott
Mary Kissel
Michelle Nettles
Stephen Renna
Thomas Szlosek
Pursuant to our Amended and Restated Certificate of Incorporation, our Board was classified with members of each class serving staggered one- or three-year terms until the Annual Meeting. Mr. Wilkerson, Mr. Renna and Mr. Szlosek were elected as Class I directors by our stockholders at our 2023 Annual Meeting of Stockholders for a term expiring at the Annual Meeting. Ms. Breves, Mr. Cooper and Mr. Kingshott were elected as Class II directors by our stockholders at our 2025 Annual Meeting of Stockholders for terms expiring at the Annual Meeting. Ms. Kissel and Ms. Nettles were elected as Class III directors by our stockholders at our 2025 Annual Meeting of Stockholders for terms expiring at the Annual Meeting. We have the following eight director nominees standing for election this year: Drew Wilkerson, Christine Breves, Troy Cooper, Adrian Kingshott, Mary Kissel, Michelle Nettles, Stephen Renna and Thomas Szlosek. Following the Annual Meeting, all of our directors will stand for election each year for one-year terms, and our Board is therefore no longer divided into three classes. Information about the nominees is set forth above under the heading “Board of Directors and Corporate Governance—Directors.”
In the event that any of these nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voting for his or her election will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware that any of the nominees is unable or will decline to serve as a director if elected.
REQUIRED VOTE
The election of each of the eight director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock. If any incumbent director standing for election receives a greater number of votes “against” his or her election than votes “for” his or her election, our bylaws require that he or she must promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the election of each of the nominees listed above to our Board of Directors.

46	©2026 RXO, Inc.

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026
The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since the year ended December 31, 2024.
We are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.
Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
REQUIRED VOTE
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026.

47	©2026 RXO, Inc.

Proposal 3: Approval of an Amendment to the RXO, Inc. 2022 Omnibus Incentive Compensation Plan to Increase the Number of Available Shares Thereunder
We are asking our stockholders to approve an amendment (the “Amendment”) to the company’s 2022 Omnibus Incentive Compensation Plan (as amended from time to time, the “Omnibus Plan” or the “2022 Plan”) which increases the number of shares of our common stock available for issuance thereunder by 7,000,000 shares. Our Compensation Committee and our Board believe that this share increase is necessary to ensure that the company has a sufficient reserve of shares available to enable the company to make equity award grants that attract and retain the services of key individuals essential to the company’s long-term growth and success. The Amendment was adopted by the Board on February 24, 2026, subject to, and effective upon, approval by our stockholders. As originally adopted on October 14, 2022, the 2022 Plan provided that the maximum number of shares available for issuance pursuant to awards issued thereunder was 13,859,000 shares of our common stock. If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2022 Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2022 Plan.
Background of the Amendment
Prior to recommending that the Board adopt the Amendment, the Compensation Committee considered the advice and input of management. The Amendment, as approved by our Board, is designed to allow us to continue to use different forms of compensation awards, retain and reward eligible participants under the 2022 Plan and strengthen the alignment of interests between management and our stockholders. The purpose of the Amendment is to continue promoting our interests and those of our stockholders by (1) enabling us to grant awards that attract and retain exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants), and (2) enabling such individuals to participate in, and motivating their efforts toward, our long-term growth and financial success. As of March 16, 2026, 2,617,382 shares of our common stock remained available for future grants under the 2022 Plan, which is our only incentive award plan with shares available for issuance. The Board and the Compensation Committee considered various factors, including (a) the number of shares available for issuance under the 2022 Plan, both currently and after giving effect to the Amendment, and (b) the company’s potential burn rate, dilution and overhang data (described below).
Determination of Number of Shares for the Amendment
As of March 16, 2026, our capital structure consisted of 164,711,222 shares of outstanding common stock and pre-funded warrants to purchase an aggregate of 4,577,928 shares of common stock. There are no shares of preferred stock currently outstanding.

Our Fully-Diluted Capitalization:
Shares of Common Stock	164,711,222
Warrants to Purchase Common Stock	4,577,928
Fully-Diluted Common Stock Outstanding	169,289,150

The table below represents our potential overhang levels based on our fully-diluted common stock outstanding, as shown above, and our request for 7,000,000 additional shares to be available for awards pursuant to the Amendment.

Potential Overhang with 7,000,000 Additional Shares:
Total equity Awards Outstanding as of March 16, 2026		4,316,481
Options and Stock Appreciation Rights Outstanding	—
Restricted Stock Units (RSUs)	2,337,722
Performance-based Restricted Stock Units (PRSUs) Outstanding (1)	1,978,759
Shares Available for Grant under the 2022 Plan (2)		2,617,382
Additional Requested Shares		7,000,000
Total Potential Dilution, or Overhang		13,933,863
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding		8.2%

(1)	PRSUs Outstanding include: (x) PRSUs at target performance for performance periods not yet completed, and (y) earned but unvested PRSUs for performance periods that have been completed.
(2)	Shares available for grant under the 2022 Plan have not been reduced by up to 1,611,948 shares that could be granted should outstanding, unearned PRSUs achieve at the maximum payout level.

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RXO Burn Rate
We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant, commonly expressed as a percentage of total shares outstanding and referred to as “burn rate.” Burn rate is a key measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve.
We have calculated our burn rate under the 2022 Plan for the past three years, as set forth in the following table (share numbers rounded and reported in thousands):

	Fiscal Year Ended December 31,
	2025	2024	2023
Options Granted	0	0	0
Restricted Stock Units Granted	978,281	795,077	1,200,161
Performance-based Restricted Stock Units (Granted at Target)	682,691	546,821	61,911
Performance-based Restricted Stock Units (Earned Above Target)	69,840	794	694
Weighted Average Common Shares Outstanding	168,462,318	133,411,524	116,870,628

	2025	2024	2023	3-Year Average
Burn Rate	1.03%	1.01%	1.08%	1.04%

Note:
For this purpose, burn rate is calculated as (options granted + RSUs granted + PRSUs granted at target + PRSUs earned above target) / weighted average shares outstanding.
The purpose of the Amendment is to increase the number of authorized shares of our common stock available under the 2022 Plan. Our Board believes that this increase in authorized shares represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program. In connection with approving the Amendment, our Board and the Compensation Committee considered competitive data from relevant peer companies, past and projected share usage and the advice of the Compensation Committee’s independent compensation consultant.
SUMMARY OF SIGNIFICANT FEATURES OF THE AMENDMENT
If the Amendment is approved, the maximum total number of shares of common stock available under the 2022 Plan will increase by 7,000,000 additional shares. Originally 13,859,000 shares were authorized, of which 2,617,382 remain available for future awards and 4,316,481 are reserved for outstanding awards (reflecting PRSUs at target performance for performance periods not yet completed and earned but unvested PRSUs for performance periods that have been completed) as of March 16, 2026. Shares available for grant under the 2022 Plan has not been reduced by up to 1,611,948 shares that could be granted should outstanding, unearned PRSUs achieve at the maximum payout level.
The closing trading price of our common stock on the NYSE on March 16, 2026 was $11.96.
HIGHLIGHTS OF KEY CORPORATE GOVERNANCE PRACTICES AND PROVISIONS UNDER
THE 2022 PLAN
The 2022 Plan promotes the interests of our stockholders and is consistent with principles of good corporate governance. The 2022 Plan includes, among other things, the following practices and provisions:
▪	Administered by an independent compensation committee. Awards under the 2022 Plan are administered by our Compensation Committee, which is composed entirely of independent directors.
▪	No evergreen provision. The number of shares of our common stock available for issuance under the 2022 Plan is fixed and will not adjust based upon the number of shares outstanding.
▪
Awards require a minimum vesting period. The 2022 Plan requires a minimum vesting period of one year, except that up to five percent of shares available for grant under the 2022 Plan may be granted without regard to this requirement.

▪	Clawbacks. All awards under the 2022 Plan are subject to recoupment or clawback under circumstances that may be specified by the company.
▪
No liberal share counting. The 2022 Plan prohibits the reuse of shares withheld to satisfy the exercise price or tax withholding requirements of an award or share-based awards granted under the 2022 Plan that are settled in cash.

▪	Cap on awards to non-employee directors. The value of shares (as of the date of grant) awarded to a single non-employee director during a fiscal year will not exceed $600,000.

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▪
No discounted stock options or SARs. All stock options and stock appreciation right awards (“SARs”) under the 2022 Plan must have an exercise price or base price that is not less than the fair market value of the underlying common stock on the date of grant.

▪	No repricing of stock options or SARs. The 2022 Plan prohibits any repricing of stock options or SARs for shares or cash without stockholder approval.
▪	No tax gross-ups. The 2022 Plan does not include any tax gross-up provisions.
▪	No reloads. The 2022 Plan does not permit the grant of stock option reloads.
▪
No dividends on unvested awards. No dividends or dividend equivalents may be paid with respect to stock options, SARs, or cash awards. The 2022 Plan does not permit dividends or dividend equivalents to be paid in respect of any full value stock award until the underlying award becomes vested.

▪
Double-trigger vesting following a change in control. The 2022 Plan provides that upon a change in control, acceleration of the vesting of outstanding awards will occur on a double-trigger basis rather than a single-trigger basis, which means that awards do not vest automatically upon a change in control except upon either (i) a participant’s qualifying termination of employment on or within two years following such change in control, or (ii) the failure of the successor corporation to assume or continue the awards following such change in control.

SUMMARY OF THE PLAN
The material terms of the RXO 2022 Omnibus Incentive Compensation Plan (the “Plan”) are summarized below. This summary does not contain all information about the Plan. This summary is qualified in its entirety by reference to, and should be read together with the full text of the Plan, which is attached to this Proxy Statement as Annex C, as amended by the Amendment, which is attached as Annex B.
Types of Awards
The Plan provides for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance awards, cash incentive awards, deferred share units and other equity-based and equity-related awards.
Plan Administration
The Plan is administered by the RXO Compensation Committee or such other committee our Board of Directors designates to administer the Plan (the “Committee”). Subject to the terms of the Plan and applicable law, the Committee has sole authority to administer the Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of RXO common stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and the circumstances under which awards will be settled or exercised in cash, shares, other securities or other property, or canceled, forfeited or suspended and the methods by which they may be settled, exercised, canceled, forfeited or suspended, (7) determine whether, to what extent and the circumstances under which awards will be automatically or electively deferred, (8) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan, (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Plan, (10) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (11) amend an outstanding award or grant a replacement award for tax purposes, and (12) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
Shares Available For Awards
Subject to adjustment for changes in capitalization, there have been 20,859,000 shares of RXO common stock, in the aggregate, authorized for delivery pursuant to awards granted under the Plan (reflecting a 7,000,000-share increase from the original 13,859,000 shares, subject to stockholder approval at the Annual Meeting), 13,859,000 shares of which may be granted pursuant to ISOs. If any award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of all shares subject thereto, then the number of shares subject to such award that were not issued are not treated as issued for purposes of reducing the maximum aggregate number of shares that may be delivered pursuant to the Plan.
Notwithstanding the foregoing, and for the avoidance of doubt, shares that were surrendered or tendered to us in payment of the exercise price of an award (including with respect to stock-settled SARs) or any taxes required to be withheld in respect of an award and awards based on the fair market value of a share that are settled other than by the delivery of shares

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(including cash settlement) do not become available again to be delivered pursuant to awards under the Plan or increase the number of shares that may be delivered pursuant to ISOs under the Plan. The maximum value of shares of RXO common stock that are available to be granted pursuant to awards to any non-employee director in the Plan in any fiscal year is $600,000 as of the date of grant.
Changes in Capitalization
In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the shares of RXO common stock, the Committee shall make equitable adjustments and other substitutions to the Plan and awards under the Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of RXO common stock or other similar corporate transactions, the Committee in its discretion is permitted to make such adjustments and other substitutions to the Plan and awards under the Plan as it deems appropriate or desirable.
Substitute Awards
The Committee is permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by RXO or any of its affiliates or a company that RXO acquired or with which RXO combined. Any shares issued by RXO through the assumption of or substitution for outstanding awards granted by a company that RXO acquired do not reduce the aggregate number of shares of RXO common stock available for awards under the Plan, except that awards issued in substitution for ISOs will reduce the number of shares of RXO common stock available for ISOs under the Plan.
Source of Shares
Any shares of RXO common stock issued under the Plan consist, in whole or in part, of authorized and unissued shares or of treasury shares.
Eligible Participants
Directors, officers, employees and consultants (including any prospective directors, officers, employees and consultants) of RXO and its affiliates are eligible to receive awards under the Plan.
Stock Options
Subject to the provisions of the Plan, the Committee is permitted to grant both ISOs and NSOs under the Plan. The exercise price for stock options may not be less than the fair market value (as defined in the Plan) of RXO common stock on the grant date. The Committee may not reprice any stock option granted under the Plan without the approval of RXO stockholders. All stock options granted under the Plan are NSOs unless the applicable award agreement expressly states that the stock option was intended to be an ISO. Subject to the provisions of the Plan (including the minimum vesting period described below) and the applicable award agreement, the Committee determines, at or after the grant of a stock option, the vesting criteria, term, methods of exercise and any other terms and conditions of any stock option. Unless otherwise set forth in the applicable award agreement or the Plan, each stock option expires upon the earlier of (i) the tenth anniversary of the date the stock option was granted and (ii) three months after the participant who was holding the stock option ceased to be a director, officer, employee or consultant for RXO, or one of its affiliates. No option granted under the Plan can be exercised more than 10 years after the date of grant. The exercise price is permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of RXO common stock or through delivery of irrevocable instructions to a broker to sell RXO common stock otherwise deliverable upon the exercise of the stock option (provided that there was a public market for RXO common stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to a stock option, was at least equal to such aggregate exercise price.
Stock Appreciation Rights
Subject to the provisions of the Plan, the Committee is permitted to grant SARs under the Plan. The exercise price for SARs may not be less than the fair market value (as defined in the Plan) of RXO common stock on the grant date. The Committee may not reprice any SAR granted under the Plan without the approval of RXO stockholders. Upon exercise of a SAR, the holder receives cash, shares of RXO common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of RXO common stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the Plan (including the minimum vesting period described below) and the applicable award agreement, the Committee determines, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR expires upon the earlier of (i) the tenth anniversary of the date the SAR was granted and (ii) three months after the

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participant who was holding the SAR ceased to be a director, officer, employee or consultant for RXO or one of its affiliates. No SAR granted under the Plan can be exercised more than 10 years after the date of grant. Under certain circumstances, the Committee has the ability to substitute, without the consent of the affected participant, SARs for outstanding NSOs.
Restricted Shares and Restricted Stock Units
Subject to the provisions of the Plan, the Committee is permitted to grant restricted shares and RSUs. Restricted shares and RSUs are not permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement, except that the Committee may determine that restricted shares and RSUs are permitted to be transferred by the participant for no consideration. Restricted shares may be evidenced in such manner as the Committee determines.
An RSU is granted with respect to one share of RXO common stock or has a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of RXO common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder is entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee is permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of RXO common stock, other securities, other awards or other property.
Performance Awards
Subject to the provisions of the Plan, the Committee is permitted to grant awards under the Plan that are conditioned on the achievement of performance goals established by the Committee. In its discretion, the Committee sets performance goals that, depending on the extent to which they were met during a specified performance period, determine the number of shares of RXO common stock and/or amount of cash or other property that are paid out to the participant. The Committee, in its sole discretion, is permitted to pay earned performance awards in the form of cash, shares of RXO common stock or other property or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units is set forth in the applicable award agreement. The Committee is permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of RXO common stock, other securities, other awards or other property.
Cash Incentive Awards
Subject to the provisions of the Plan, the Committee is permitted to grant cash incentive awards to participants. In its discretion, the Committee determines the number of cash incentive awards to be awarded, the duration of the period in which, and any condition under which, the cash incentive awards vest or are forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the Plan, the holder of a cash incentive award may receive payment based on the number and value of the cash incentive award earned, which is determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved.
Other Stock-Based Awards
Subject to the provisions of the Plan, the Committee is permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock or deferred share units, which shall be granted pursuant to the five percent limit described below under the header “Minimum Vesting Period.” The Committee is permitted to determine the amounts and terms and conditions of any such awards.
Assumed XPO Awards
Notwithstanding any provisions in the Plan to the contrary, each XPO equity award that was assumed by RXO in the spin-off remained subject to the terms and conditions of the equity compensation plan and award agreement to which such equity award was subject prior to the spin-off.
Clawbacks
The company may clawback awards provided to eligible employees to the extent required by applicable law and as otherwise determined by the Compensation Committee and set forth in an award agreement.

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Minimum Vesting Period
The Plan is subject to a designated vesting period of at least one year following the date of grant, except that up to five percent of shares available for grant under the Plan may be granted without regard to this requirement. Such minimum vesting period does not apply to equity-based compensation awards issued in connection with the adjustment of outstanding XPO equity-based compensation awards upon the spin-off.
Amendment and Termination
Subject to any applicable law or government regulation and to the rules of the applicable national stock exchange or quotation system on which the shares of RXO common stock may be listed or quoted, the Plan may be amended, modified or terminated by the RXO Board without the approval of RXO stockholders, except that stockholder approval is required for any amendment that: (i) increases the maximum number of shares of RXO common stock available for awards under the Plan or increases the maximum number of shares of RXO common stock that could be delivered pursuant to ISOs granted under the Plan, (ii) changes the class of employees or other individuals eligible to participate in the Plan, (iii) amends or decreases the exercise price of any option or SAR, (iv) cancels or exchanges any option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares, (v) allows repricing of any option or SAR without stockholder approval, or (vi) constitutes a material increase in the benefits to be provided to eligible employees within the meaning of the NYSE rules as of the date hereof. Under these provisions, stockholder approval is not to be required for all possible amendments that might increase the cost of the Plan. No modification, amendment or termination of the Plan that materially and adversely impairs the rights of any participant is effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.
The Committee is permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted under the Plan, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that materially and adversely impairs the rights of any participant to any award previously granted is not effective without the consent of the affected participant.
The Committee is authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of RXO) affecting RXO, any of its affiliates or the financial statements of RXO or any of its affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the RXO Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event, and, in its discretion, the RXO Committee is permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.
Change of Control
The Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of RXO, awards will be continued or assumed and replaced by awards of the same type with equivalent value, substantially identical vesting terms, and no less favorable other terms in connection with the change of control, and such assumed awards will have so-called “double trigger” vesting provisions, such that the awards will vest in full and become immediately exercisable upon qualifying terminations of employment during the two-year period following the change of control. However, in the event that awards are not replaced with awards of equivalent value the vesting of the awards will generally accelerate immediately prior to the change of control.
Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:
▪
during any period, a change in the composition of a majority of our Board of Directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent Board of Directors;

▪	consummation of certain mergers or consolidations of RXO with any other corporation following which RXO stockholders hold 50% or less of the combined voting power of the surviving entity;
▪	the stockholders approve a plan of complete liquidation or dissolution of RXO; or
▪
an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 30%.

Although award agreements may provide for a different definition of change of control than is provided for in the Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement must provide that a change of control will not occur until consummation or effectiveness of a change of control of RXO, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, will result in a change of control of RXO.

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Nontransferability
Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Plan).
Term of the Plan
Prior to the completion of our spin-off from XPO, the Plan was approved by the RXO Board and by XPO as the sole shareowner of RXO. No award may be granted under the Plan more than ten years after the original effective date and no ISO may be granted after the tenth anniversary of stockholder approval.
Interests of Certain Persons in the Action Taken
Each of our directors and executive officers is a potential recipient of awards under the 2022 Plan. While as of the date this Proxy Statement is first sent to stockholders, the Board and the Compensation Committee have not committed to grant specific awards to any director or executive officer not otherwise disclosed herein, we expect that the Board and Compensation Committee will grant awards to such participants in accordance with the 2022 Plan and our compensation policies and practices in effect from time to time.
New Plan Benefits
Awards under the 2022 Plan are made at the discretion of the Board, the Compensation Committee or its delegate. Therefore, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group if the Amendment is approved are not presently determinable. The 2022 Plan was in effect during the most recent year. Information on equity-based awards granted in 2025 under the 2022 Plan to each of our NEOs and directors is provided in the Grants of Plan-Based Awards and 2025 Director Compensation herein. Additional information on grants is set forth in this proposal under “Determination of Number of Shares for the Amendment” and “Burn Rate” above.
We have not granted stock options or SARs under the Plan.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Internal Revenue Code of 1986, as amended from time to time (along with any successor statute thereto and the regulations thereunder, the “Code”). This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may

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be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.
SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
REQUIRED VOTE
The approval of an amendment to the company’s 2022 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” approval of the resolution to approve the amendment to the company’s 2022 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder.

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Proposal 4: Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of RXO, Inc. (the “company”) hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the company’s 2026 Annual Meeting of Stockholders.”
We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures included in this Proxy Statement. As described in detail we believe our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling us to attract and retain talented executives.
This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although non-binding, our Board and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.
At the 2023 Annual Meeting of Stockholders, our stockholders voted to approve an annual holding of the advisory vote on executive compensation. This frequency will continue until the next required non-binding, advisory vote is held on the frequency of advisory votes on executive compensation in 2029, as per the SEC rules.
REQUIRED VOTE
Approval of this “say-on-pay” resolution, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” approval of the advisory resolution to approve executive compensation set forth above.

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OTHER MATTERS
We do not expect that any matter other than the foregoing proposals will be brought before the Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment.

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Additional Information
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
If you would like to receive a copy of our 2025 Annual Report or this Proxy Statement, please contact us at Investor Relations, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277 or by email at investors@rxo.com, and we will send a copy to you without charge.
A NOTE ABOUT OUR WEBSITE
Although we include references to our website, www.rxo.com, and certain additional third-party websites, throughout this Proxy Statement, information that is included on our website is not incorporated by reference into, and is not a part of, this Proxy Statement. Our website address is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

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Annex A − Reconciliation of Non-GAAP Measures and Forward-Looking Statements
RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

	Years Ended December 31,
(In millions)	2025	2024	2023	2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(100)	$(290)	$4	$92
Interest expense, net	35	30	32	4
Income tax provision (benefit)	(15)	(14)	—	27
Depreciation and amortization expense	116	87	67	86
Transaction and integration costs	22	53	12	84
Restructuring and other costs(1)	39	252	17	13
Goodwill impairment	12	—	—	—
Adjusted EBITDA	$109	$118	$132	$306

(1)
Other for the year ended December 31, 2024 reflects a one-time charge of $216 million representing a deemed non-pro rata distribution in connection with the private placement common stock issuance completed in August 2024.

Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Diluted Loss Per Share (Unaudited)

Year Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025
Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Diluted Loss Per Share (Unaudited)
Net loss	$(100)
Amortization of intangible assets	47
Transaction and integration costs	22
Restructuring and other costs	39
Goodwill impairment	12
Income tax associated with the adjustments above(1)	(27)
Adjusted Net Loss	$(7)

Adjusted Diluted Loss Per Share	$(0.04)

Weighted-average shares outstanding
Diluted	168,462

(1)
The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net loss. Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.

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Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

Year Ended December 31,
(In millions)	2025
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Adjusted Free Cash Flow
Net cash provided by operating activities	$51
Payment for purchases of property and equipment	(59)
Proceeds from sale of property and equipment	2
Free Cash Flow	$(6)

Transaction and integration costs(1)	26
Restructuring and other costs(1)	27
Adjusted Free Cash Flow	$47

(1)	Includes the cash component of these line items.
NON-GAAP FINANCIAL MEASURES
We provide reconciliations of the non-GAAP financial measures contained in this document to the most directly comparable measure under GAAP, which are set forth in the financial tables above.
The non-GAAP financial measures in this document include adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted net income (loss), adjusted diluted earnings (loss) per share (“adjusted diluted EPS”), free cash flow and adjusted free cash flow.
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the tables above. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and evaluating RXO’s ongoing performance. We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income (loss) and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the tables above. We believe that free cash flow and adjusted free cash flow are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value, and may assist investors with assessing trends in our underlying business. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We define adjusted free cash flow as free cash flow plus cash paid for transaction, integration, restructuring and other costs.
FORWARD-LOOKING STATEMENTS
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our growth and optimization strategy. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. The absence of these words does not, however, mean the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the effect of the completion of the transaction to acquire Coyote Logistics on the parties’ business relationships and business generally;

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competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; governmental regulation and political conditions; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations.
Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

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Annex B − Amendment No. 1 to the RXO 2022 Omnibus Incentive Compensation Plan
RXO, Inc.
Amendment No. 1 to the 2022 Omnibus Incentive Compensation Plan
THIS AMENDMENT NO. 1 (this “Amendment”) to the RXO, Inc. 2022 Omnibus Incentive Compensation Plan, is made and adopted by the Board of Directors (the “Board”) of RXO, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).
WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the RXO, Inc. 2022 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”);
WHEREAS, pursuant to Section 7(a) of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and
WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 12, 2026 (the date of such approval, the “Effective Date”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
1.
The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:
“Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 20,859,000 (the “Plan Share Limit”), of which 13,859,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”).”
2. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
3. Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

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Annex C − RXO, Inc.
2022 Omnibus Incentive Compensation Plan
RXO, Inc.
2022 Omnibus Incentive Compensation Plan
SECTION 1. Purpose. The purpose of this RXO, Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.
SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in each case, as determined by the Committee.
“Assumed Spin-Off Award” means an award granted to certain employees, consultants and directors of the Company, XPO Logistics, Inc. and their respective subsidiaries under an equity compensation plan maintained by XPO Logistics, Inc., which Award is assumed by the Company in connection with the Spin-Off, pursuant to the terms of the Employee Matters Agreement.
“Award” means any award that is permitted under SECTION 6 and was granted under the Plan, including an Assumed Spin-Off Award.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.
“Applicable Exchange” means the New York Stock Exchange LLC or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award” means an Award (a) that is granted pursuant to SECTION 6(f) of the Plan, (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.
“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:
(i) during any period, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination by the Board for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined below) other than the Board (including without limitation any settlement thereof);
(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction (but not, for the avoidance of doubt, a sale of assets) involving the Company (each, a “Reorganization”) if such Reorganization requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or for the issuance of securities of the Company in such Reorganization), unless, immediately following such Reorganization, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding

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immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation that, as a result of such transaction, owns the Company either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company and (y) any one or more Specified Stockholders) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least 50% of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;
(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or
(iv) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) any one or more Specified Stockholders, including any group in which a Specified Stockholder is a member) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company” means RXO, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.
“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.
“Employee Matters Agreement” means the Employee Matters Agreement dated entered into between the Company and XPO Logistics, Inc. in connection with the Spin-Off.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.
“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under SECTION 6(b) of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

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“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under SECTION 6(b) of the Plan and (b) is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under SECTION 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to SECTION 4(c) or an Assumed Spin-Off Award.
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award, which may include: (A) share price, (B) net income, earnings or earnings before or after taxes (including earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) including, in each case, for the avoidance of doubt, on an adjusted basis, (C) operating income, profit, operating profit or economic profit, (D) capital efficiency, (E) cash flow (including specified types or categories thereof including, but not limited to, operating cash flow and free cash flow), (F) cash flow return on capital, (G) revenues (including specified types or categories thereof), (H) return on stockholders’ equity, (I) return on investment or capital, (J) return on assets, (K) gross or net profitability/profit margins, (L) objective measures of productivity or operating efficiency, (M) costs (including specified types or categories thereof), (N) budgeted expenses (operating and capital), (O) market share (in the aggregate or by segment), (P) level or amount of acquisitions (in terms of size, number of transactions or otherwise), (Q) economic value-added, (R) enterprise value, (S) book value, (T) working capital, (U) safety and accident rates, (V) days sales outstanding, (W) customer satisfaction, (X) overall or selected premium or sales, (Y) expense ratio, (Z) gross or unit margin, and (AA) total stockholder return.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.
“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.
“Performance Award” means an Award under SECTION 6(e) of the Plan that is subject to the achievement of Performance Goals, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“Restricted Share” means a Share that is granted under SECTION 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“RSU” means a restricted stock unit Award that is granted under SECTION 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SAR” means a stock appreciation right Award that is granted under SECTION 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” means shares of common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to SECTION 4(b).
“Specified Stockholder” means Bradley S. Jacobs, Jacobs Private Equity LLC and its Affiliates, or any other entity or organization controlled, directly or indirectly, by Bradley S. Jacobs.
“Spin-Off” means the distribution of the outstanding Shares to the stockholders of XPO Logistics, Inc. in 2022, pursuant to the Separation and Distribution Agreement between the Company and XPO Logistics, Inc. entered into in connection with such distribution.

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“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
“Substitute Awards” shall have the meaning specified in SECTION 4(c).
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
SECTION 3. Administration.
(a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and Rule 16b-3 and to satisfy any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall meet the independence requirements of the Applicable Exchange.
(b) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e) Delegation of Authority to Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to

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officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.
(f) Awards to Non-Employee Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to non-employee directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards.
(a) Shares and Cash Available. Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 13,859,000, which includes Shares subject to all Assumed Spin-Off Awards (the “Plan Share Limit”), of which 13,859,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”). If, after the effective date of the Plan, any Award is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of reducing the Plan Share Limit. Notwithstanding the foregoing and for the avoidance of doubt, if Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award (including any SAR) or any taxes required to be withheld in respect of an Award or if any Award based on the Fair Market Value of a Share is settled other than wholly by delivery of Shares (including cash settlement), in any such case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares or Awards not settled with Shares shall not again become available to be delivered pursuant to Awards under the Plan or increase the Plan ISO Limit. The maximum value of Shares available to be granted pursuant to Awards to any non-employee director under the Plan in any fiscal year of the Company shall be equal to $600,000 as of the applicable date of grant provided that such limitation shall apply to Assumed Spin-Off Awards.
(b) Adjustments for Changes in Capitalization and Similar Events.
(i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, and (2) the Plan ISO Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.
(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (W) the Plan Share Limit, and (X) the Plan ISO Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of SECTION 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute

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Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.
(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
SECTION 5.  Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.
SECTION 6.  Awards.
(a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Awards (vii) Cash Incentive Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
(b) Options.
(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to SECTION 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.
(iii) Vesting and Exercise. Subject to Section 6(i), each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to SECTION 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in SECTION 4(a) and SECTION 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
(iv) Payment.
(A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with SECTION 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through

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delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this SECTION 6(b)(iv) or SECTION 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.
(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted (or, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the fifth anniversary of the date the Option is granted) and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
(c) SARs.
(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to SECTION 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.
(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).
(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Subject to Section 6(i), each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.
(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this SECTION 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.
(v) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.
(vi) Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.
(d) Restricted Shares and RSUs.
(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to SECTION 4(a), the

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number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the terms and conditions of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.
(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.
(e) Performance Awards.
(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Awards shall be granted.
(ii) Performance Goals. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with SECTION 4(a) the number of Shares and/or amount of cash or other property that will be paid out to the Participant pursuant to the Performance Award.
(iii) Earning of Performance Awards. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive, subject to the terms and conditions of, and at the times specified in, the applicable Award Agreement, a payout of the Shares, cash or other property earned by the Participant over the Performance Period pursuant to the Performance Award, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.
(iv) Form and Timing of Payment of Performance Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Awards in the form of Shares, cash or other property (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.
(f) Cash Incentive Awards.
(i) Grant. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to SECTION 4(a), the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.
(ii) Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.
(g) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred

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Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
(h) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, (i) payment directly to the Participant, or (ii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that no dividend or dividend equivalent may be delivered or paid in respect of an Award prior to the vesting of such Award.
(i) Minimum Vesting Provision. All Awards granted hereunder shall be subject to a designated vesting period of at least one year following the date of grant, except that (A) up to five percent of shares available for grant under the Plan and (B) the Assumed Spin-Off Awards may be granted without regard to this requirement.
SECTION 7.  Amendment and Termination.
(a) Amendments to the Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan, (iii) constitute a material increase in the benefits to be provided to eligible employees within the meaning of the New York Stock Exchange rules as of the date hereof, or (iv) result in the amendment, cancelation or action described in clause (i), (ii) or (iii) of the second sentence of SECTION 7(b) being permitted without approval by the Company’s stockholders; provided, however, that any adjustment under SECTION 4(b) shall not constitute an increase for purposes of SECTION 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.
(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with SECTION 4(b) or SECTION 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the final sentence of SECTION 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

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SECTION 8.  Change of Control.
(a) General. The provisions of this Section 8 shall, subject to Section 4(b), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b) Impact of Change of Control. Upon the occurrence of a Change of Control, except as otherwise provided in Section 8(e), each Award shall be replaced pursuant to Section 4(b) with an award that meets the requirements of this Section 8(b) (any award meeting the requirements of this Section 8(b), a “Replacement Award” and any award intended to be replaced by a Replacement Award, a “Replaced Award”). An Award shall meet the conditions of this Section 8(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (iv) it contains terms relating to vesting (including with respect to a termination of employment or service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 8(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
(c) Termination of Employment. Upon a termination of employment or service of a Participant occurring upon or during the two years immediately following the date of a Change of Control by reason of death, disability, by the Company without Cause (as defined in Section 8(d)), or, only to the extent specified in an Award Agreement, by the Participant for “Good Reason” (as defined in Section 8(d)), (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or SAR held by the Participant as of the date of the Change of Control that remains outstanding as of the date of such termination of employment or service may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 8(c), and (B) in the case of Nonqualified Stock Options and SARs, the later of (x) the last date on which such Nonqualified Stock Option or SAR would be exercisable upon the relevant termination of employment in the absence of this Section 8(c) and (y) the earlier of (1) the first anniversary of such termination of employment or service and (2) expiration of the term of such Nonqualified Stock Option or SAR.
(d) Definitions. The following terms shall have the following meanings for purposes of this Section 8 only:
(i) Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, “Cause” shall mean (A) the Participant’s dereliction of duties or gross negligence or failure to perform his duties or refusal to follow any lawful directive of the officer to whom he reports; (B) the Participant’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects his performance of duties for the Company; (C) the Participant’s commission of any fraud, embezzlement, theft or dishonesty or any deliberate misappropriation of money or other assets of the Company; (D) the Participant’s breach of any fiduciary duties of the Company; (E) any act, or failure to act, by the Participant in bad faith to the detriment of the Company; (F) the Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or any of its directors, managers, officers or employees, if the Company requests the Participant’s cooperation; (G) the Participant’s failure to follow Company policies, including the Company’s code of conduct and/or ethics policy, as may be in effect from time to time; or (H) the Participant’s conviction of, or plea of nolo contendere to, a felony or any serious crime; provided that in cases where cure is possible, the Participant shall first be provided with a 15-day cure period.
(ii) Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, “Good Reason” shall mean (A) a material breach by the Company of the Participant’s applicable Award Agreement or (B) a reduction in the Participant’s base salary; provided that the Company shall first be provided with a 30-day cure period following receipt of written notice from the Participant setting forth in reasonable detail the specific conduct of the Company that is alleged to constitute Good Reason, to cease and to cure, any conduct specified in such written notice; provided, further, that such notice shall be provided to the Company within 45 days of the occurrence of the conduct alleged to constitute Good Reason and if, at the end of the cure period, the circumstance alleged to constitute Good Reason has not been remedied the Participant will be entitled to terminate his employment for Good Reason during the 30-day period that follows the end of the cure period. If the Participant does not terminate employment or service during such 30-day period, he will not be permitted to terminate his employment for Good Reason as a result of such event or condition.
(e) Awards not Replaced. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, in the event that an Award shall not be replaced pursuant to Section 4(b) with a Replacement Award meeting the

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requirements of Section 8(b), any such Award that is (i) an outstanding Option or SAR then held by a Participant that is unexercisable or otherwise unvested shall automatically become exercisable or otherwise vested, as the case may be, as of immediately prior to the Change of Control, (ii) a Cash Incentive Award or a Performance Award shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) not described in clause (i) or (ii) of this Section 8(e) then held by a Participant that is unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 8 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(e). Nothing in this Section 8 shall preclude the Company from settling upon a Change of Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).
SECTION 9.  General Provisions.
(a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d) Withholding.
(i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.
(e) Section 409A.
(i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.
(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted

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under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.
(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it provide a Participant with any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i) No Rights as a Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in SECTION 4(b), SECTION 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be

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construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal and any other applicable securities laws.
(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(n) Recoupment of Awards. Any Award Agreement may provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws or as otherwise determined by the Committee. This SECTION 9(n) shall not be the Company’s exclusive remedy with respect to such matters.
(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.
(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.
(s) Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of XPO Logistics, Inc. and the terms of the Employee Matters Agreement, provided that following the date of the Spin-Off, each such Award shall relate solely to Shares and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.
SECTION 10.  Term of the Plan.
(a) Effective Date. Prior to the Spin-Off, this Plan was approved by the Board and by XPO Logistics, Inc. as the sole shareowner of the Company. The Plan shall be effective as of the date on which the Spin-Off occurs (the “Effective Date”).
(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date and no ISO shall be granted after the tenth anniversary of shareholder approval. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

75	©2026 RXO, Inc.

RXO, Inc.
11215 NORTH COMMUNITY HOUSE ROAD
CHARLOTTE, NC 28277

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V92467-P46307 KEEP THIS PORTION FOR YOUR RECORDS

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RXO, Inc.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Drew Wilkerson	☐	☐	☐
1b. Christine Breves	☐	☐	☐
1c. Troy Cooper	☐	☐	☐
1d. Adrian Kingshott	☐	☐	☐
1e. Mary Kissel	☐	☐	☐
1f. Michelle Nettles	☐	☐	☐
1g. Stephen Renna	☐	☐	☐
1h. Thomas Szlosek	☐	☐	☐

The Board of Directors recommends you vote FOR the following Proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026.	☐	☐	☐
3. Approval of an Amendment to the RXO, Inc. 2022 Omnibus Incentive Compensation Plan.	☐	☐	☐
4. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V92468-P46307

RXO, Inc.
ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2026 at 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Drew Wilkerson and Jeffrey Firestone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RXO, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on May 12, 2026, at www.virtualshareholdermeeting.com/RXO2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE